UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Material
☐ Soliciting Material under §240.14a-12

Mondee Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

_________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MONDEE HOLDINGS, INC.

10800 Pecan Park Blvd
Suite 315
Austin, Texas 78750
LETTER TO STOCKHOLDERS
April 28, 2023
Dear Stockholder:
You are cordially invited to attend this year’s annual meeting of stockholders of Mondee Holdings, Inc., on June 28, 2023, at 8:00 a.m. Central Time. The annual meeting will be a “virtual” meeting. You will be able to attend the annual meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.cstproxy.com/mondee/2023 and entering the company number and control number included on your proxy card or in the instructions that accompany your proxy materials.
Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Whether or not you plan to attend the annual meeting, your vote is important and we encourage you to vote promptly. You may vote by either marking, signing and returning the enclosed proxy card or using Internet voting. For specific instructions on voting, please refer to the instructions on your enclosed proxy card. If you attend the annual meeting, you will have the right to revoke the proxy and vote your shares virtually at the meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.
Sincerely yours,
PRASAD GUNDUMOGULA
CHIEF EXECUTIVE OFFICER

MONDEE HOLDINGS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 28, 2023

When	June 28, 2023 at 8:00 a.m. CT		How to Vote in Advance

Where	Virtually at: www.cstproxy.com/mondee/2023	By Mail	Complete, sign, date and return your proxy card or voting instruction form in the postage-paid envelope provided

Proposal 1	Election of two nominees named in the proxy statement to serve on the Board of Directors. The Board of Directors recommends a vote “FOR ALL” director nominees.	By Internet	You can vote your shares online at www.cstproxy.com/mondee/2023

Proposal 2
Ratification of the appointment of KNAV as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2023. The Board of Directors recommends a vote “FOR” this proposal.

Any other business that may properly come before the annual meeting or any adjournment or postponement.
Your vote is important. Please vote as soon as possible by one of the methods shown above. Be sure to have your proxy card, voting instruction form or Notice of Internet Availability in hand and follow the below instructions:

Who Can Vote	Only owners of record of the Company’s issued and outstanding Class A Common Stock as of the close of business on May 8, 2023. Each share of Class A Common Stock is entitled to one vote.	IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 2023
Date of Mailing	We intend to mail a Notice of Internet Availability of Proxy Materials on or about May 18, 2023.
In accordance with rules and regulations adopted by the Securities and Exchange Commission, we have elected to furnish our proxy materials to stockholders by providing access to the materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the Internet Availability Notice) will be mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the documents accessible on the Internet. It is important that your shares be represented and voted whether or not you plan to attend the virtual annual meeting. If you are the registered holder of your shares and are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions in the Internet Availability Notice previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by following the instructions on the proxy card. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy over the Internet. Submitting a proxy over the Internet or by mailing a proxy card will ensure your shares are represented at the annual meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders of record at www.cstproxy.com/mondee/2023 during the Annual Meeting.

MONDEE HOLDINGS, INC.
BY ORDER OF THE BOARD OF DIRECTORS
PRASAD GUNDUMOGULA
CHIEF EXECUTIVE OFFICER
Austin Texas
Dated: April 28, 2023

MONDEE HOLDINGS, INC.
10800 Pecan Park Blvd
Suite 315
Austin, Texas 78750

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 28, 2023
This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Mondee Holdings, Inc., a Delaware corporation, for use at the 2023 annual meeting of stockholders (the “Annual Meeting”). This Proxy Statement and related materials are first being mailed to stockholders on or about May 18, 2023. References in this Proxy Statement to “we,” “us,” “our,” or the “Company” refer to Mondee Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries. When we refer to the Company’s fiscal year, we mean the applicable annual period ended on December 31 of such year.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
Proxy Materials and Voting Information
1.What are proxy materials?
A proxy statement is a document that includes information that we are required to provide to you under the rules promulgated by the Securities and Exchange Commission (“SEC”) and is designed to assist you in voting your shares (your “shares”) of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) at the Annual Meeting. The proxy materials include our proxy statement for the Annual Meeting (this “Proxy Statement”), our Annual Report to Stockholders (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022) (the “Annual Report”), and the proxy card or a voting instruction card for the Annual Meeting.
This Proxy Statement contains information about the Annual Meeting and was prepared by our management. We sent a Notice of Internet Availability of Proxy Materials (the “Notice”), and made these proxy materials and the Notice available online, on or about May 18, 2023 to stockholders of record entitled to receive notice of the Annual Meeting. All stockholders may access the proxy materials online and download printable versions of the proxy materials or request a printed set of the proxy materials by following the instructions in the Notice. As a stockholder, you are invited to attend our virtual Annual Meeting online and are requested to vote on the items of business described in this Proxy Statement.
2.What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with the Company’s registrar and transfer agent, Continental Stock Transfer & Trust Co., you are considered a stockholder of record with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “beneficial owner” of those shares.
3.Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with SEC rules, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners as of the close of business on May 8, 2023 (the “Record Date”).
4.I share an address with another stockholder. Why did we receive only one copy of the proxy materials and how may I obtain an additional copy of the proxy materials?
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker. Stockholders who have multiple accounts in their names or who share an address with other stockholders can request “householding” and authorize their broker to discontinue mailings of multiple annual reports and proxy materials by contacting their broker.
We will promptly deliver to a stockholder who receives one copy of the Notice as a result of “householding” a separate copy of the Notice upon such stockholder’s written or oral request directed to Investor Relations at Mondee Holdings, Inc., 10800 Pecan Park Blvd, Suite 315, Austin, Texas or (650) 646-3320.
5.Who is entitled to vote at the Annual Meeting?
Only stockholders of record of our Class A Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting or at any adjournment or postponement of the Annual Meeting. Each stockholder of record is entitled to one vote per share of Class A Common Stock. On the Record Date, there will be 83,992,565 shares of Class A Common Stock issued and outstanding.
Registered Stockholders. The Notice was provided to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote virtually at the Annual Meeting.
Beneficial Stockholders. The Notice was forwarded to you by your broker or nominee. Your broker or nominee is considered the stockholder of record of your shares and you are considered to hold your shares in “street name”. Beneficial owners are also invited to virtually attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares virtually at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of your proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.
6.What items of business will be voted on at the Annual Meeting? How does the Board of Directors recommend I vote on these items and what are the voting standards?

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions or Withhold Votes	Effect of “Broker Non-Votes”	Board Recommendation
Proposal 1: Election of two Class I directors	For all, withhold all, or for all except.	A plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.	No effect.	No effect.	FOR ALL director nominees
Proposal 2: Ratification of the appointment of KNAV as the independent registered public accounting firm of the Company for fiscal year 2023.	For, against, or abstain.	The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.	No effect.	Not applicable; Brokers have discretion to vote.	FOR the ratification of the appointment of KNAV

7.How do I cast my vote if I am a stockholder of record entitled to vote at the Annual Meeting?
If you are a stockholder of record entitled to vote at the Annual Meeting, you can vote your shares by proxy electronically, by telephone or by mail by following the instructions set forth below:
Voting Electronically. You can vote at www.cstproxy.com/mondee/2023, 24 hours a day, seven days a week. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials).
Voting By Mail. If you have requested and received a printed copy of the proxy materials by mail, you may complete, sign, date and return the proxy card or voting instruction form in the postage-paid envelope provided to you by mail to Continental Stock Transfer & Trust Co., 1 State Street Floor 30, New York City, New York 10275-0741.
Voting at the Annual Meeting. Although we encourage you to complete and return a proxy prior to the Annual Meeting to ensure that your vote is counted, you can virtually attend the Annual Meeting and vote your shares online by visiting www.cstproxy.com/mondee/2023. You will need your control number included on your Notice or proxy card (if you receive a printed copy of the proxy materials) to be able to vote during the Annual Meeting. If you vote by proxy prior to the Annual Meeting and also virtually attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

The procedures for voting online, by mail, and virtually at the Annual Meeting comply with Delaware law and are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

Please note that you cannot vote your shares by filling out and returning the Notice. The Notice does, however, include instructions on how to vote your shares.

8.Is there a deadline for submitting proxies electronically or by mail?

Yes. Proxies submitted electronically as described above must be submitted by 11:59 p.m. CT on June 27, 2023.

Proxies submitted by mail must be received before the close of the Annual Meeting on June 28, 2023.

Each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions, regardless of the submission method used.
9. What if I am a stockholder of record entitled to vote at the Annual Meeting and do not specify a choice for a matter when returning a proxy?
All proxies properly submitted pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. If you properly submit a proxy, but do not provide specific voting instructions, your shares will be voted:
(1)    FOR ALL director nominees; and
(2)    FOR the ratification of the appointment of KNAV as our independent registered public accounting firm of the Company for fiscal year 2023.
If you have returned your signed and completed proxy card and other matters are properly presented at the Annual Meeting for consideration, the proxy holders appointed by our Board (the persons named in your proxy card if you are a stockholder of record) will have the discretion to vote your shares on those matters for you.
10.What if I am a beneficial owner and do not give voting instructions to my broker?
As a beneficial owner, to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. Under the rules of the Nasdaq Stock Market LLC (“Nasdaq”), if you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.

Under the rules of Nasdaq, if you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on routine matters, but not on non-routine matters. As such, if your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm will not be permitted to vote your shares with respect to Proposal 1 (election of directors), since this proposals is considered to be a non-routine matter, unless you provide instructions as to how your shares should be voted. Proposal 2 (the ratification of the appointment of the independent registered public accounting firm) is considered a routine matter, so your broker, bank or other nominee that holds your shares has discretion to vote your shares on this matter. Accordingly, we do not expect there to be any broker non-votes for Proposal 2.
11.How are broker non-votes and abstentions counted?
A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal, because the broker does not have authority to vote on the non-discretionary item (i.e., Proposal 1) and has not received voting instructions from its client.
Broker non-votes, withheld votes and abstentions by stockholders from voting (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether a quorum is present. However, because broker non-votes and abstentions are not considered votes “cast” under Delaware law, they will have no effect on the approval of Proposal 1.
12.What constitutes a quorum?
A quorum will be present if holders of a majority of the outstanding voting power of our Class A Common Stock entitled to vote at the Annual Meeting are present in person or represented by proxy at the Annual Meeting. Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.
13.What can I do if I change my mind after I vote my shares? Can I revoke my proxy?
At any time prior to the completion of voting at the Annual Meeting, you may change your vote either by:
•giving written notice to our Secretary revoking your proxy;
•by submitting a later-dated proxy electronically before 11:59 p.m. CT on June 27, 2023;
•by a later-dated mailed proxy received before the close of the Annual Meeting on June 28, 2023; or
•by voting online at the Annual Meeting.
14.Who will count the vote?
A representative of Continental Stock Transfer & Trust Co. will tabulate the votes and act as inspector of election.
15.May I see a list of stockholders entitled to vote as of the Record Date?
Yes. A list of registered stockholders as of the close of business on the Record Date will be available for examination by any stockholder for any purpose germane to the Annual Meeting. During the Annual Meeting, such list will be available for examination at www.cstproxy.com/mondee/2023.
16.How do I attend the Annual Meeting virtually?
We will host the Annual Meeting live online via audio webcast. Any stockholder can attend the Annual Meeting live online at www.cstproxy.com/mondee/2023. The webcast will start at 8:00 a.m. CT on Wednesday, June 28, 2023. Stockholders may vote and submit questions while attending the Annual Meeting online. In order to enter the Annual Meeting, you will need the 16-digit control number included on your Notice, the instructions that accompanied your proxy materials or your proxy card (if you received a printed copy of the proxy materials). Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.cstproxy.com/mondee/2023. We encourage you to access the Annual Meeting prior to the start time to allow ample time to complete the online check-in process. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be provided on the login page.

17.Why is the Annual Meeting a virtual, online meeting?
Our Annual Meeting will be a virtual meeting of stockholders conducted via live audio webcast. By conducting our Annual Meeting solely online, we eliminate many of the costs associated with a physical meeting. In addition, we believe that hosting a virtual meeting facilitates stockholder attendance and broader participation by enabling stockholders to participate from any location around the world. We believe a virtual meeting also improves our ability to communicate more effectively with our stockholders during the Annual Meeting. We have designed the virtual meeting to provide the same rights to participate as you would have at an in-person meeting, including providing opportunities to submit questions during the Annual Meeting.
18. Who will pay the cost of solicitation?
We will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our employees and directors, without additional compensation, in person, or by mail, courier, telephone, email or facsimile. The Company may also retain the services of a proxy solicitation firm if, in the Board’s view, it is deemed necessary or advisable. Although the Company does not currently expect to retain such a firm, it estimates that the fees of such firm could be up to $20,000, plus out-of-pocket expenses, all of which would be paid by the Company.
We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our shares held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.
19.How can I access the Notice, Proxy Statement and Annual Report? How can I sign up for electronic delivery of proxy materials?
Our Proxy Statement (including the Notice) and Annual Report are available at www.cstproxy.com/mondee/2023.
These proxy materials are also available in the “Investor Relations” section of our website: www.mondee.com/investors within the “Financials” and “SEC Filings” subsection. Instead of receiving future copies of our Proxy Statement (including the Notice) and Annual Report by mail, stockholders can access these materials online. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and will also give you an electronic link to the proxy-voting site.
If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank, broker or other nominee regarding the availability of this service.
Any stockholder who would like to receive a copy of our Annual Report, including the related financial statements, may obtain one, without charge, by addressing a request to Mondee Holdings, Inc., Attn: Secretary, 10800 Pecan Park Blvd, Suite 315, Austin, Texas. We will charge copying costs if copies of exhibits to the Annual Report are requested.

PROPOSAL 1: ELECTION OF TWO CLASS I DIRECTORS
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR ALL” WITH RESPECT TO THE ELECTION OF THE CLASS I DIRECTOR NOMINEES LISTED BELOW.
General

In accordance with the terms of our amended and restated certificate of incorporation, dated July 18, 2022, that became effective at closing of the Business Combination (the “Certificate of Incorporation”) and our bylaws of our Company that became effective in connection with the Closing of the Business Combination (the “Bylaws”), our Board may establish the authorized number of members of the Board from time to time by resolution. As of the date of this Proxy Statement, our Board is comprised of seven members.
In accordance with our Bylaws, our Board is divided into three classes with staggered 3-year terms. At each annual meeting of our stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the earlier of (i) the election and qualification of his or her successor at the third annual meeting following the election or (ii) his or her earlier death, resignation, or removal.
As a result, a portion of our Board of Directors will be elected each year. Our current directors and their respective current terms are as follows:

Class I Directors Current Term Ending at 2023 Annual Meeting	Class II Directors Current Term Ending at 2024 Annual Meeting	Class III Directors Current Term Ending at 2025 Annual Meeting
Asi Ginio Noor Sweid	Pradeep Udhas Roopa Purushothaman Mona Aboelnaga Kanaan	Orestes Fintiklis Prasad Gundumogula

Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of Directors. The division of our Board into three classes with staggered 3-year terms may delay or prevent a change of our management or a change in control.
On the recommendation of the nominating and corporate governance committee of our Board of Directors, our Board of Directors, including its independent directors, selected and approved Mr. Asi Ginio and Ms. Noor Sweid as nominees for re-election as Class I directors, the class being elected at the Annual Meeting, each to serve for a term of three years, expiring at the 2026 annual meeting of stockholders or until his or her successor is duly appointed or elected and qualified or until his or her earlier death, resignation or removal.
Both Mr. Asi Ginio and Ms. Noor Sweid currently serve as members of our Board of Directors and each has agreed to serve if re-elected at the Annual Meeting. The biographies for both Mr. Asi Ginio and Ms. Noor Sweid may be found below under the heading “Directors - Directors and Nominees - Nominees for Election to the Board of Directors (Class I Directors).”
In the event the nominees named herein are unable to serve or decline to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR ALL the nominees. The proxy cannot be voted for a greater number of persons than two.
Vote Required
If a quorum is present, a nominee for Class I director will be elected to the Board of Directors by a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions and broker non-votes will have no effect on the outcome of the election.
Recommendation of the Board of Directors
Our Board of Directors unanimously recommends that the stockholders vote FOR ALL with respect to the election of the Class I director nominees, Mr. Asi Ginio and Ms. Noor Sweid. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR ALL director nominees.

DIRECTORS
Directors and Nominees
The following table and biographical information sets forth certain information about Mr. Asi Ginio and Ms. Noor Sweid as well as the continuing directors. Such information is current as of April 28, 2023. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such individual should be nominated to serve on our Board of Directors in light of our business. There is no family relationship between any of our executive officers, directors, or director nominees.

Name	Age	Position
Prasad Gundumogula	48	Founder, Chief Executive Officer, and Director (Chairman)
Orestes Fintiklis	43	Director (Vice-Chairman)
Mona Aboelnaga Kanaan	55	Director
Asi Ginio	50	Director
Roopa Purushothaman	45	Director
Noor Sweid	42	Director
Pradeep Udhas	64	Director

Nominees for Election to the Board of Directors (Class I Directors)
Asi Ginio, 50, serves as a member of our Board. Mr. Ginio has over 20 years of experience with Tourico Holidays Inc., a global travel wholesale and bedbank company that he co-founded in April 1999 (“Tourico”), and has served as the Chief Product Officer, Chief Operating Officer and Chief Executive Officer. In 1999, Mr. Ginio established the Tourico Holidays product development team and deployed its unique Permanent Room Block “PRB” strategy, which created a new industry standard and significantly improved the company value proposition and profit margins. In 2013, Mr. Ginio helped establish Tourico Holidays Travel Academy (“THTA”) which offers an exclusive opportunity for college graduates to jumpstart careers in the travel industry and Travel Global Systems (“TGS”), a proprietary travel software company. From January 2013 to May 2017, he oversaw Tourico’s global distribution and revenue management of over 35,000 direct hotel contracts and 4500 worldwide clients, including online travel agencies, airlines, rewards programs, tour operators, travel clubs and more. In June 2017, Tourico was acquired by Cinven Limited and Canada Pension Plan Investment Board and Mr. Ginio was selected as Hotelbed’s Commercial Strategy Director and Tourico Holidays Chief Executive Officer. Under his leadership, Tourico grew to become the third largest bedbank company with over 760 employees in 39 locations and over $1 billion in sales. Mr. Ginio holds a B.Sc in Hotel Management from Johnson and Wales University in Rhode Island and is a mentor at NYU Tisch Center HI Hub Incubator. We believe Mr. Ginio is qualified to serve as a member of our Board due to his experience as an executive in the global travel wholesale and bedbank industry.

Noor Sweid, 42, serves as a member of our Board. Ms. Sweid has been the founder and general partner of Global Ventures, a Dubai-based venture capital firm, since 2018. She is a founder, investor, and operator. Identified by Forbes magazine as one of the “World’s Top 50 Women in Tech,” Ms. Sweid’s previous roles include chief investment officer at The Dubai Future Foundation from 2016 until 2017, and founder of ZenYoga studio chain (acquired by Cedarbridge) from 2006 until 2014. Furthermore, she was the first Arab woman to scale, conduct an initial public offering of and operate a public company in the MENA region, listing Depa PLC, an interior solutions company on the NASDAQ Dubai and the London Stock Exchange (DEPA:DU) for approximately US$1.1 billion in April 2008. Additionally, Ms. Sweid has been the chairperson of the Middle East Venture Capital Association since 2018, a director for TechWadi since 2017, a director for the Karman Fellowship since 2021, and a director for the Global Private Capital Association since 2022. Ms. Sweid has also been the independent board director for Clue Health since 2020. Ms. Sweid holds two Bachelor’s degrees in Finance and Economics from Boston College, an MBA from MIT Sloan, and began her career as a biotechnology and pharmaceutical strategy consultant in the US. She is a fellow of the inaugural class of the Finance Leaders Fellowship and a member of the Aspen Global Leadership Network, and is recognized as a Young Global Leader by the World Economic Forum. We believe Ms. Sweid is qualified to serve as a member of our Board because of her extensive management history and experience in technology sectors.

Continuing Directors - Class II Directors

Mona Aboelnaga Kanaan, 55, serves as a member of our Board and is chairperson of the nominating and corporate governance committee. Ms. Aboelnaga Kanaan is Managing Partner at K6 Investments LLC, a private investment firm she founded in 2011, which invests globally in the financial services, technology, consumer products and entertainment industries. Earlier in her career, Ms. Aboelnaga Kanaan was President and Chief Executive Officer of Proctor Investment Managers LLC (“Proctor”), a private equity firm she co-founded in 2002, which invested in traditional and alternative asset management companies. Ms. Aboelnaga Kanaan oversaw Proctor’s strategic development, acquisition program, and international distribution strategy. She sold Proctor to National Bank of Canada in 2006 and continued as Proctor’s President and Chief Executive Officer until 2013. Currently, Ms. Aboelnaga Kanaan serves as a member of the board of directors of Webster Financial Corporation (NYSE: WBS), where she chairs the Technology Committee and is a member of the Executive and Risk Committees. She is the first US-based member of the board of Perpetual Limited (ASX: PPT), an Australian-based diversified global financial services company, and serves on the Investment and People and Remuneration Committees. With a passion for financial inclusion and innovation, Ms. Aboelnaga Kanaan also serves on the Board of Advisors of Investcorp’s Strategic Capital Group; Ibancar, a FinTech company specializing in collateralized auto lending in Spain, and on the Advisory Board; and FinTech Task Force of Dubai-based VC Fund, Global Ventures. Previously, she served as a director of Siguler Guff Small Business Credit Opportunities Fund and Peridiem Global Investors (on behalf of National Australia Bank). Ms. Aboelnaga Kanaan is a Trustee of The Chapin School, the Fashion Institute of Technology of the State University of New York, and a member of the Council on Foreign Relations. She is a Leadership Fellow of the National Association of Corporate Directors. We believe Ms. Aboelnaga Kanaan is qualified to serve as a member of our Board because she is an experienced chief executive officer, entrepreneur, private equity investor, and corporate director with over 30 years of experience in the financial services sector.

Roopa Purushothaman, 45, serves as a member of our Board. Ms. Purushothaman has served as the Chief Economist and Head of Policy Advocacy at Tata Sons Private Limited since September 2017. Previously, she was MD and Head of Research at Everstone Capital, an investment group that manages assets in excess of $6 billion across private equity, real estate, green infrastructure, credit and venture capital. Until 2006, she was a Vice President and Economist at Goldman Sachs, where she co-authored the widely read report, “Dreaming with BRICs: The Path to 2050.” In 2018, Ms. Purushothaman also co-authored the book “Bridgital Nation: Solving Technology’s People Problem,” written with N. Chandrasekaran, the Chairman of the Tata Group. She has served on the Prime Minister of India’s Advisory Council on Urban Infrastructure and is the founder of Avasara Leadership Institute, a non-profit educational institution focusing on accelerating academic and leadership outcomes for adolescent girls in India. Avasara has worked with over 2,000 girls through after-school programs, scholarship programs and Avasara Academy, a residential secondary school. Ms. Purushothaman has a B.A. in International Studies and Ethics, Politics, and Economics from Yale University and a Master’s of Science Economics from the London School of Economics. We believe Ms. Purushothaman is qualified to serve as a member of our Board due to her economic expertise and background in private equity and real estate.

Pradeep Udhas, 64, serves as a member of our Board. Until June 2022, Mr. Udhas served as a Senior Advisor at KPMG India, which he co-founded in 1994. In his 28 years of service at KPMG India, Mr. Udhas served as a Senior Partner and various other senior positions. Previously, he served as the Managing Partner for Greater Pacific Capital, a UK based private equity firm’s India operations from May 2008 to May 2010. From May 2000 to October 2004, Mr. Udhas served as the Founder and CEO of e2e Technologies, a United States-based solution architecture firm. Prior to that, he was a Director in IBM, US serving many positions from 1984 to 1993. Mr. Udhas currently serves as a member of the Founder’s Circle of Avasara Leadership Academy, and as a member of the board of The Indus Entrepreneurs, a global entrepreneur mentorship organization, based out of Silicon Valley. He previously served on the executive council of NASSCOM, an Indian IT industry think-tank from April 2000 to April 2002, on the advisory board of St. Xavier’s College, Mumbai from April 2012 to May 2014, and on the national board of the Indo-American Chamber of Commerce from September 2012 to September 2014. In February 2022, Mr. Udhas co-founder the Lorraine Music Academy, a music education technology (“Edtech”) and entertainment firm. Mr. Udhas holds a BS of Biology from St. Xavier’s College, Mumbai and MBA Information Technology from Union College, New York. We believe Mr. Udhas is qualified to serve as a member of our Board due to his financial background and extensive experience in technology leadership and strategic growth.

Continuing Directors - Class III Directors
Prasad Gundumogula, 48, serves as our Chief Executive Officer and Chairman of our Board, a position he has held since July 2022. Mr. Gundumogula co-founded Mondee and served as its Chairman of the Board and Chief Executive Officer since 2015. Under his stewardship, Mondee has emerged as a rapid-growth travel technology company and market place with a portfolio of globally recognized brands, grown substantially in revenue, and executed some key strategic acquisitions that expanded the portfolio to fuel future growth. Prior to his current role, Mr. Gundumogula served as Chief Operating Officer, Chief Technology Officer of Mondee, where he crafted Mondee’s vision, as well as played foundational roles in executing this vision. Prior to Mondee’s founding, Mr. Gundumogula was the Founder and CEO of Explore Trip Inc, where he pioneered a world-class system-based travel technology solution and state-of-the-art content hub platform. Previously, Mr. Gundumogula founded Metaminds Global Solutions, where he created highly scalable logistics systems and Artificial & Business Intelligence based solutions that added value to companies such as Lowe’s and Mercedes Benz. Mr. Gundumogula is a seasoned entrepreneur with an excellent track record of founding multiple transformative ventures and nurturing them from startups to multi-millions dollar businesses. Mr. Gundumogula holds both a master’s degree and a bachelor’s degree in computer science from Andhra University. We believe Mr. Gundumogula is qualified to serve as a member of our Board due to his experience in the industry and deep knowledge of the Company as its founder.

Orestes Fintiklis, 43, serves as our Chief Corporate Strategy and Business Development Officer and as Vice-Chairman of our Board, a position he has held since July 2022. Previously, Mr. Fintiklis served as the Chief Executive Officer of ITHAX Acquisition Corp., a Cayman Islands exempted company (“ITHAX”) from October 2020 until July 2022 and Chairman of ITHAX’s Board from January 2021 until July 2022. He has more than 15 years of experience in hospitality investment and asset management and is the Founder and Managing Partner of Ithaca Capital Partners, a private equity real estate investment management company. In the past four years alone, Ithaca has acquired and/or asset-managed five hospitality businesses, including the acquisition of iconic and award-winning hotels such as the JW Marriott Panama and W Hotel Bogota (which, in 2021, readers of Condé Nast Traveler voted as the No. 1 best hotel in South America). He oversees all aspects of Ithaca, including sourcing, acquisitions, structuring, strategy, asset management and disposals. Prior to Ithaca, Mr. Fintiklis joined Dolphin Capital Partners in June 2007, and served as a partner from December 2013 to January 2017. Dolphin Capital Partners raised approximately $600 million of equity since June 2007, and it raised and invested a total of approximately $1.1 billion of equity since December 2005 into multiple hotels and resorts. Prior to that, he was an attorney at Clifford Chance LLC in London and Brussels from August 2004 to August 2006. Mr. Fintiklis has a bachelor’s degree in law (Jurisprudence) from Oxford University (England), where he graduated first in his class, and holds a Master’s Degree in Business Administration with distinction from INSEAD Business School (France). He is a director in multiple hospitality and real estate private companies and is an active member of Young Presidents Organization, a chief executive leadership organization. We believe that Mr. Fintiklis is qualified to serve as a member of our Board due to his extensive investment background, experience as an executive, and his global network of business contacts.

DIRECTOR COMPENSATION
The following table provides compensation information for fiscal year 2022 for each non-employee member of our Board of Directors. The compensation for Prasad Gundumogula, our Chief Executive Officer, and Orestes Fintiklis, our former Chief Executive Officer, is located in the “Executive Compensation” section of this Proxy Statement:

Name	Year	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)(3)(4)	Total ($)
Asi Ginio(5)	2022	$22,690	$91,730	$114,420
Mona Aboelnaga Kanaan(6)	2022	$22,690	$141,730	$164,420
Roopa Purushothaman(7)	2022	$22,690	$141,730	$164,420
Noor Sweid(8)	2022	$22,690	$91,730	$114,420
Pradeep Udhas(9)	2022	$22,690	$141,730	$164,420

(1)The amounts in this column represent the cash fees attributable to board service for the fiscal year ended on December 31, 2022. Since each of our non-employee directors was appointed to our Board as of July 18, 2022, they received a pro-rata amount of the $50,000 cash retainer that we agreed to pay them for serving on our Board.
(2)The amounts reported represent the grant date fair value of RSU awards granted in 2022 as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718 (excluding the effect of estimated forfeitures).
(3)We granted each of our directors a one-time grant of 5,000 restricted stock units (“RSUs”) upon the closing of the business combination (“Business Combination”) on July 18, 2022 (the “Initial RSU Grant”). Under the terms of the Initial RSU Grant agreements, 1/3 of the RSUs granted pursuant to the Initial RSU Grant will vest if the price of the Company’s Common Stock reaches or exceeds a volume-weighted average price of each of $12.50, $15.00 and $18.00 for any 20 trading days within any 30-day trading period. As of the April 28, 2023, none of the RSUs subject to the Initial RSU Grant have vested.
(4)We also granted each our directors RSUs for each year that they serve as a director (the “Annual RSU Grants”), which were granted at the same time as the Initial RSU Grant, with 5,000 RSUs vesting for each year of service. The number of RSUs granted pursuant to the Annual RSU Grants corresponds to the class in which each director serves. As of April 28, 2023, none of the RSUs subject to the Annual RSU Grant have vested.
(5)Mr. Ginio was granted 5,000 RSUs pursuant to his Annual RSU Grant, with such RSUs vesting on July 18, 2023.
(6)Ms. Aboelnaga Kanaan was granted 10,000 RSUs pursuant to her Annual RSU Grant, with 5,000 RSUs vesting on July 18, 2023 and the remaining 5,000 RSUs vesting on July 18, 2024.
(7)Ms. Purushothaman was granted 10,000 RSUs pursuant to her Annual RSU Grant, with 5,000 RSUs vesting on July 18, 2023 and the remaining 5,000 RSUs vesting on July 18, 2024.
(8)Ms. Sweid was granted 5,000 RSUs pursuant to her Annual RSU Grant, with such RSUs vesting on July 18, 2023.
(9)Mr. Udhas was granted 10,000 RSUs pursuant to his Annual RSU Grant, with 5,000 RSUs vesting on July 18, 2023 and the remaining 5,000 RSUs vesting on July 18, 2024.
Non-Employee Director Compensation Program
We have entered into board services agreements with each of our directors. Under these agreements, we will pay each of our non-employee directors a cash retainer of $50,000 for each year of service on our Board, payable in quarterly installments on or about the last day of the quarter and prorated for any partial quarter of service during his or her term on the Board. In addition, we will grant to each of our directors, including our directors who are also employees, 5,000 RSUs in exchange for agreeing to serve on our Board and 5,000 RSUs, vesting annually, for each year of service on our Board.

CORPORATE GOVERNANCE
We are committed to good governance practices. Our governance practices seek to ensure that we conduct our affairs in a manner that matches the high standards we have set for our people, products, and services. We believe that good governance builds integrity and trust, strengthens the accountability of our Board, management and employees, promotes the long-term interests of stockholders, and allows us to be a good corporate citizen in each of the countries where we do business.
Affirmative Determinations Regarding Director and Nominee Independence
Nasdaq listing standards require that a majority of the Board of Directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship that, in the opinion of the Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The definition also includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. To help determine whether a director is independent, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.
Our Board has determined that each of the following directors satisfies our independence standards, Nasdaq’s listing standards, and applicable SEC rules: Mona Aboelnaga Kanaan, Asi Ginio, Roopa Purushothaman, Noor Sweid, and Pradeep Udhas.
Background and Experience of Directors
The nominating and corporate governance committee and the Board believe that a board composed of directors who have diverse personal backgrounds and experiences and who bring a fresh perspective is a priority for the Company. We seek to mix a diverse range of skills, backgrounds and experiences such as leadership, travel and hospitality industry experience, international and strategic planning experience, financial and accounting expertise, and corporate governance experience, among others. We also value and consider broad diversity for our Board, including ethnicity, gender, nationality and age.
As 2023 will be the first full fiscal year as a publicly traded on Nasdaq, our Board intends to start an annual self-evaluation process this year and to consider, periodically, its composition and refreshment in order to align our Board’s mix of skills, experience and attributes with our business strategy.
We believe that each of our directors is well qualified to serve on our Board and offers significant individual attributes and contributions important to our Board’s overall composition and functioning. As of April 28, 2023, our Board is comprised as follows:

Board Diversity Matrix (As of April 28, 2023)

Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part 1: Gender Identity
Directors	3	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native of Native American	—	—	—	—
Asian	1	2	—	—
Hispanic or Latinx	—	—	—	—
Middle Eastern	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic	—	—	—	—

The following table highlights our directors’ skills and experience. We believe that each director offers significant individual attributes and contributions important to our Board’s overall composition and functioning. The nominating and corporate governance committee considers the skills and characteristics in the following matrix to be important to oversee the management of our business:

Director Qualifications and Experience	Gundumogula	Fintiklis	Aboelnaga Kanaan	Ginio	Purushothaman	Sweid	Udhas
Senior Leadership	✓	✓	✓	✓	✓	✓	✓
Travel Industry	✓	✓	✓	✓
Consumer Products			✓	✓
International Markets	✓	✓	✓	✓	✓	✓
Business Strategy	✓	✓	✓	✓		✓	✓
Finance/Audit & Risk	✓		✓		✓		✓
Public Company Board Service/Corporate Governance		✓	✓	✓		✓	✓
Regulatory/Government Relations			✓		✓
Commercial/Sales & Marketing			✓	✓		✓
Digital/Technology	✓		✓	✓	✓	✓	✓
Product Development & Innovation	✓		✓	✓		✓
Business Scaling	✓	✓	✓	✓	✓	✓	✓
Compliance/Ethics			✓		✓		✓
HR & Talent			✓	✓	✓	✓
Environmental, Social & Governance (ESG)			✓	✓	✓	✓

Director Nomination Process

The nominating and corporate governance committee recommends nominees for our Board consistent with the criteria determined by our Board. The nominating and corporate governance committee may receive recommendations from other directors and executives and may seek assistance from third-party search firms with respect to identifying and vetting qualified candidates for the Board’s consideration. The nominating and corporate governance committee will also consider nominations from stockholder(s) to the extent the nomination complies with all procedures and includes all information about the candidate(s) required by our Bylaws. Nominations from stockholder(s) that are made in accordance with these procedures and include all required information will be considered by the nominating and corporate governance committee in accordance with the criteria discussed above and in the same manner as other nominations, and the nominating and corporate governance committee will present its recommendation to our Board.

Board Leadership Structure

Prasad Gundumogula serves as our Chief Executive Officer and Chairman of our Board. We do not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as we believe it is in the best interests of our Company to make that determination based on the position and direction of the Company and membership of our Board.

Our Board has determined that having our Chief Executive Officer serve as Chairman of our Board is in the best interest of our stockholders at this time. This structure makes the best use of our Chief Executive Officer’s extensive knowledge of our Company and our industry, as well as fostering greater communication between our management team and the members of the Board.
Executive Sessions

Our Board meets regularly in executive session without management directors or any members of management. In addition, the independent directors on our Board meet annually in executive session.
Attendance at Meetings
Regular meetings of our Board are held at such times as our Board may determine. In addition, special meetings of our Board may be called by the Chairman of the Board or President, or by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office. In fiscal year 2022, our Board held two meetings, the audit committee held five meetings, the compensation committee held two meetings, and the nominating and corporate governance committee held two meetings. Each director attended more than 90% of the aggregate of the total number of meetings of the Board (held during the period for which he or she has been a director) and the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served). Our Board and its committees also act from time to time by written consent in lieu of meetings. Although we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting, we encourage our directors to attend. We anticipate that at least a majority of our Board of Directors will attend the Annual Meeting.
Board Committees
Our Board reconstituted our audit committee, compensation committee and nominating and corporate governance committee upon the consummation of the Business Combination and adopted a new charter for each of these committees, each of which complies with the applicable requirements of current SEC and Nasdaq rules. Each of these charters may be found at the investors section of our website at www.mondee.com/investors/corporate-governance/governance-overview.

The following table sets forth the members of each standing committee of our Board as of April 28, 2023:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Mona Aboelnaga Kanaan	✓		C
Asi Ginio		✓	✓
Roopa Purushothaman	✓	C
Noor Sweid			✓
Pradeep Udhas	C	✓(1)
_______________
✓ - Member            C – Chair of committee
(1)Mr. Udhas was appointed to the compensation committee effective October 18, 2022.
Audit Committee

The primary purpose of our audit committee is to discharge the responsibilities of our Board with respect to the corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee the independent registered public accounting firm.

Our audit committee is currently comprised of three directors: Pradeep Udhas, Roopa Purushothaman, and Mona Aboelnaga Kanaan. Mr. Udhas serves as the chair of our audit committee.

Our Board has determined that (i) each of the directors serving on our audit committee satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act and can read and understand fundamental financial statements in accordance with applicable requirements and (ii) Mr. Udhas is an “audit committee financial expert” within the meaning of SEC regulations.

Specific responsibilities of our audit committee include:

•helping our Board oversee corporate accounting and financial reporting processes;
•managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit the financial statements;
•reviewing, discussing and resolving any audit problems or difficulties with management and the independent auditors;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the interim and year-end operating results;
•establishing and developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•monitoring and enforcing compliance with our Code of Ethics;
•reviewing related person transactions;
•obtaining and reviewing (1) a report by the independent registered public accounting firm at least annually that describes internal quality control procedures, (2) any material issues with such procedures and any steps taken to deal with such issues when required by applicable law, and (3) all relationships between the independent accountant and our Company or any of our subsidiaries to assess the independence of the independent auditors; and
•approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.
The audit committee has the authority to retain advisors as the committee deems appropriate.

Compensation Committee

The primary purpose of the compensation committee is to discharge the responsibilities of our Board in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, Directors and other senior management, as appropriate.

Our compensation committee is currently comprised of three directors: Roopa Purushothaman, Asi Ginio, and Pradeep Udhas. Ms. Purushothaman serves as the chair of our compensation committee.

Our Board has determined that each of the directors serving on our compensation committee (i) satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act and (ii) the non-employee director requirements as defined in Rule 16b-3 promulgated under the Exchange Act.

Specific responsibilities of our compensation committee include, but are not limited to:

•reviewing and approving annually the corporate goals and objectives applicable to the compensation of the chief executive officer and evaluating at least annually the chief executive officer’s performance in light of those goals and objectives;
•reviewing and approving the compensation of the chief executive officer, other executive officers and senior management;
•reviewing and administering the equity incentive plans and other benefit programs;
•assisting in complying with reporting requirements related to executive compensation;

•reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and
•reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.
The compensation committee has the authority to retain advisors as the committee deems appropriate.
 Nominating and Corporate Governance Committee

The primary purpose of our nominating and corporate governance committee is to discharge the responsibilities of our Board in overseeing the director nominations process and corporate governance.

Our nominating and corporate governance committee is currently comprised of three directors: Mona Aboelnaga Kanaan, Noor Sweid, and Asi Ginio. Ms. Aboelnaga Kanaan serves as the chair of our nominating and corporate governance committee.

Our Board has determined that each of the directors serving on our nominating and corporate governance committee satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act.

Specific responsibilities of our nominating and corporate governance committee include, but are not limited to:
•identifying and evaluating candidates, including the nomination of incumbent Directors for reelection and nominees recommended by stockholders, to serve on our Board;
•considering and making recommendations to our Board regarding the composition and chairmanship of the committees of our Board;
•reviewing stockholder proposals and recommending our Board responses;
•developing and making recommendations to our Board regarding corporate governance guidelines and matters, including in relation to corporate social responsibility; and
•overseeing periodic evaluations of the performance of our Board, including its individual directors and committees.
Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has ever been an executive officer or employee of our Company. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the our Board or compensation committee. The compensation committee is comprised of Roopa Purushothaman, Asi Ginio, and Pradeep Udhas.
Stockholder Engagement
We encourage you to visit the Corporate Governance area of the investors section of our website (www.mondee.com/investors/corporate-governance/governance-overview) where you will find more information about our corporate governance practices and policies, including our committee charters.
Communications with Directors
The Board of Directors has established a process for stockholders to send communications to our Board. Stockholders may communicate with our Board generally or a specific director at any time by writing to the Company’s Secretary, at the Company’s address, Mondee Holdings, Inc., 10800 Pecan Park Blvd, Suite 315, Austin, Texas. Each communication should specify the applicable director(s) to be contacted, the general topic of the communication, and the number of shares of our Class A Common Stock owned of record (if a record holder) or beneficially owned. We will review all messages received, and will forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to our Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to our Board generally, to our Chairman. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints, commercial inquiries, employee grievances, or general information about the Company or our products, communications that do not relate to matters of stockholder interest are not forwarded to our Board. In addition, communications that are unduly hostile, threatening, illegal, or similarly unsuitable will be excluded, with the provision that any communication that is so filtered will be made available to any director upon any such director’s request.
Role of the Board in Risk Oversight
The Board of Directors, as a whole, directly oversees our strategic and business risk, including risks related to financial reporting, compensation practices, environmental, social and governance matters (“ESG”), and product developments. One of the key functions of our Board will be the informed oversight of our risk management process. Our Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. Our Board of Directors is responsible for the oversight of risks facing the Company, and our management is responsible for the day-to-day management of risk.

In particular, our Board will be responsible for monitoring and assessing strategic risk exposure and our audit committee will have the responsibility to consider and discuss major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee will also monitor compliance with legal and regulatory requirements. Our compensation committee will assess and monitor whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Corporate Governance
We are committed to ensuring strong corporate governance practices on behalf of our stockholders and other stakeholders. We believe strong corporate governance provides the foundation for financial integrity and stockholder confidence.
In addition to abiding by all applicable laws, our Board has adopted a Code of Ethics, applicable to all of our employees, executive officers and Directors. The Code of Ethics is available at the investors section of our website at www.mondee.com/investors. Any amendments to the Code of Ethics, or any waivers of its requirements, are expected to be disclosed as required by SEC and Nasdaq rules.
Derivatives Trading, Hedging, and Pledging Policies
Our Insider Trading Policy (the “Policy”) provides that no employee, officer, or director of the Company (or any other person designated by the Policy or by the General Counsel as subject to the Policy) who is aware of material nonpublic information relating to the Company may directly or indirectly through family members or other persons (i) engage in transactions in Company securities, except as specified in the Policy; (ii) recommend the purchase or sale of any Company securities; (iii) disclose material nonpublic information to persons within the Company whose jobs do not require them to have that information, or outside of the Company to other persons, unless such disclosure is made in accordance with Company policies; or (iv) assist anyone engaged in the preceding activates.
Environmental, Social and Governance
In 2023, we intend to formalize our ESG programs and increase transparency and disclosure about these programs.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KNAV AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.
The audit committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. Our audit committee has selected KNAV, to serve as our independent registered public accounting firm to audit the consolidated financial statements of Mondee Holdings, Inc. for the fiscal year ending December 31, 2023. As a matter of good corporate governance, we are asking the stockholders to ratify the selection of KNAV as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
Stockholders are not required to ratify the appointment of KNAV as our independent registered public accounting firm. If stockholders fail to ratify the appointment, the audit committee will consider whether or not to retain KNAV. Even if the appointment is ratified, the audit committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
KNAV has served as our auditor since 2022. A representative of KNAV is expected to be present virtually at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
The following table sets forth the aggregate fees billed by KNAV for the fiscal year ended December 31, 2022:

2022
Audit Fees(1)	$890,000
Audit Related Fees(2)	186,000
Tax Fees	-
All Other Fees	$62,796
Total Fees(3)	$1,138,796
_______________
(1)    Fees for audit services included fees associated with the annual audit for the year ended December 31, 2022 and the quarterly reviews of the financial statements included in our quarterly reports on Form 10-Q in 2022.
(2)    Audit related fees were for services related to consent letters issued in connection with the filing of our registration statements and other merger and acquisition related services in 2022.
(3)    Excludes fees for services rendered by Marcum LLP as the principal accountant for ITHAX prior to the Business Combination.
Pre-Approval Policies
The audit committee’s policy is to pre-approve all audit and permissible non-audit services rendered by KNAV, our independent registered public accounting firm. The audit committee pre-approves specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the audit committee’s approval of the scope of the engagement of KNAV or on an individual case-by-case basis before KNAV is engaged to provide a service. The audit committee has determined that the rendering of the services other than audit services by KNAV is compatible with maintaining the principal accountant’s independence. All of the fees earned by KNAV described above were attributable to services pre-approved by the audit committee.
Vote Required
If a quorum is present, the selection of KNAV as our independent registered public accounting firm will be ratified if the votes cast for this proposal exceed the votes cast against this proposal. Abstentions will have no effect on the outcome of this proposal. Broker non-votes will not occur in connection with this proposal because brokers, banks, trustees and other nominees have discretionary voting authority to vote shares on this proposal under stock exchange rules without specific instructions from the beneficial owner of such shares.
Recommendation of the Board of Directors
Our Board of Directors unanimously recommends that the stockholders vote FOR the ratification of KNAV as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

AUDIT COMMITTEE REPORT
Our audit committee currently consists of three directors. Pradeep Udhas (Chair), Roopa Purushothaman, and Mona Aboelnaga Kanaan are each, in the judgment of the Board of Directors, an independent director. The audit committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of the charter is available on the investor relations section of our website.
The audit committee oversees our financial reporting process on behalf of the Board of Directors. The audit committee is responsible for retaining our independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. The audit committee’s specific responsibilities are set forth in its charter. The audit committee reviews its charter at least annually.
Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to ensure compliance with applicable laws and regulations. Our independent registered public accounting firm, KNAV, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.
The audit committee has reviewed and discussed with management the Company’s audited financial statements. The audit committee has also discussed with KNAV all matters that the independent registered public accounting firm was required to communicate and discuss with the audit committee, including the applicable requirements of the Public Company Accounting Oversight Board (PCAOB). In addition, the audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of the company’s internal controls and the overall quality of our financial reporting.
The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.
Based on the review and discussions referred to above, the audit committee recommended to our Board of Directors that the Company’s audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
AUDIT COMMITTEE

Pradeep Udhas (Chair)
Roopa Purushothaman
Mona Aboelnaga Kanaan
Members of the Audit Committee

EXECUTIVE OFFICERS
Below is biographical information for each of our current executive officers as of April 28, 2023, other than Prasad Gundumogula and Orestes Fintiklis (whose biographical information is included under “Proposal 1: Election of Two Class I Directors” on page 6 of this Proxy Statement). Each of these executive officers serves at the discretion of the Board of Directors and the Chief Executive Officer.

Name	Age	Position
Prasad Gundumogula	48	Founder, Chief Executive Officer, and Director (Chairman)
Orestes Fintiklis	43	Chief Corporate Strategy and Business Development Officer and Director (Vice-Chairman)
Jesus Portillo	47	Chief Financial Officer
Jim Dullum	70	Chief Operating Officer
Venkat Pasupuleti	60	Chief Technology Officer
Meredith Waters	42	General Counsel

Jesus Portillo, 47, serves as our Chief Financial Officer, a position he has held since April 2023. Mr. Portillo has over 20 years of experience building and leading finance teams in both private and public global companies with operating scale and complexity. Prior to joining the Company, and from 2020 to 2023, Mr. Portillo served as Chief Financial Officer at ThriveDX Digital Skills Training, a leader in cybersecurity training and talent development, where he was responsible for its global financial strategy, including accounting, tax and treasury, financial systems and reporting and procurement. From 2017 to 2019, he served as Chief Operating Officer at Ilumno Holdings, an Ed-tech organization that provided technology and services to 17 higher education institutions with over 300,000 students annually. In addition to serving as Chief Operating Officer, he oversaw six universities, which were wholly owned by Illumno Holdings, two of which were located in Brazil. Mr. Portillo began his career with WPP (NYSE: WPP), a global communication and technology services company, where he spent 18 years in finance and operating roles in Europe, Latin America, and the US, serving in various roles, including as chief financial officer for some of WPP’s subsidiaries. During his time at WPP, he streamlined processes, created new revenue lines, and established strong commercial relationships with WPP’s Fortune 100 customers. Mr. Portillo also played a key role at implementing controls and procedures required by the Sarbanes-Oxley Act of 2002 in many of WPP’s companies. While at WPP, he also served as global financial lead for one of their key client accounts. Mr. Portillo holds a Bachelor degree in Business Administration from the University of Seville (Spain) and a Masters of Business Administration degree from the Kellogg School of Management, Northwestern University.

Jim Dullum, 70, serves as our Chief Operating Officer, a position he has held since July 2022. Previously, Mr. Dullum served as Mondee’s Chief Operating Officer since November 2021 and on Mondee’s Advisory Board from 2012 to 2016. Prior to joining Mondee, Mr. Dullum headed the Global Travel & Transportation Business for EDS, an HP company that became the largest processor of airline reservation transactions by 2007, through acquisitions and outsourcing of airline and GDS operations and a leading provider of IT services to global airline, hotel, logistics and other travel companies. Subsequently, Mr. Dullum was an advisor to Travel port Worldwide Limited, has been Chief Operating Officer of Fare portal, Inc., a travel technology company and one of the largest Online Travel Agencies (OTAs), as well as Managing Partner of Fieldstone Equity, a private equity and business management firm since its co-founding in 2010. Mr. Dullum was also a Principal and Business Development Leader of Business Travel International of Americas (BTIA), which merged to become BCD, one of the largest global TMCs. He started, operated and sold Execunet Travel, a corporate travel company that developed one of the first transactional front-end systems on an airline GDS, has been the Vice-Chairman of Citi corp CIMS, a travel information and transaction provider for travel agencies, and also has been CEO of Corvus Consulting, a travel marketing automation consulting business that has since been sold to Citi corp. Mr. Dullum sits on the Advisory Board of the Georgia Institute of Technology School of Mechanical Engineering, holds a Bachelor of Science in Mechanical Engineering (cum laude) from Georgia Institute of Technology and has an MBA from Harvard Graduate School of Business.

Venkat Pasupuleti, 60, serves as the Chief Technology Officer, a position he has held since July 2022. Previously, Mr. Pasupuleti served as Mondee’s Chief Technology Officer since January 2017. He leads the technology team that drives innovation and transformation in the industry through disruptive technology platforms. Prior to joining Mondee, Mr. Pasupuleti served as Chief Operations Officer of Explore Trip Inc. where he played a critical role in operations and in the development of a world-class, expert, system-based travel technology solution. Prior to that, Mr. Pasupuleti served as Vice President at Avesta Computers, leading the West Coast operations and Program Management services. Earlier, Mr. Pasupuleti was founder and CEO of Zoom Interview Inc, which developed a new generation technology skill assessment platform. Earlier in his career, he served as Program Director and Country Head at e2e technologies Inc, where he was responsible for M&A, Strategic Consulting and Program Management practices, and prior to that, he served as Head - Business Applications Group at Mastek, a global IT solutions company. Mr. Pasupuleti received a Bachelor’s Degree in Commerce from Andhra University and a Master’s Degree in Management from Bombay University.

Meredith Waters, 42, serves as our General Counsel, a position she has held since April 2023. Ms. Waters is a seasoned commercial and technology lawyer who, prior to joining Mondee, served as legal counsel at Apple Inc. from April 2019 to April 2023. At Apple Inc., she focused on negotiating complex commercial transactions and guiding product teams in developing highly regulated financial products. Her prior experience includes roles at Netspend Corp., where she served as legal counsel from May 2016 to March 2019, and prior to that, at Linklaters LLP and Kirkland & Ellis LLP, where she focused on mergers and acquisitions and debt finance transactions for public and private companies. Ms. Waters holds a Bachelor of Arts degree from Southern Methodist University and a law degree from the University of Chicago.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows for the years ended December 31, 2022 and December 31, 2021, compensation awarded or paid to, or earned by (1) all individuals who served as our Chief Executive Officer during any part of the year ended December 31, 2022 and (2) our two most highly compensated executive officers (other than our Chief Executive Officer) who were serving executive officers as of December 31, 2021 (together, our “named executive officers”).

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Prasad Gundumogula, Chief Executive Officer	2022		$272,877(3)	$—	$51,251,730(5)(6)	$22,690	$51,552,297
	2021	$	—(4)	$—	$3,736,697(7)	$—	$3,736,697
Dan Figenshu, Chief Financial Officer(8)	2022		$280,000	$70,000	$1,196,000(10)	$—	$1,546,000
	2021		$280,000	$28,000(9)	$—	$—	$308,000
Jim Dullum, Chief Operating Officer(11)	2022		$300,000	$—	$1,120,000(12)	$—	$1,420,000
	2021		$50,000	$—	$—	$—	$50,000
Orestes Fintiklis, Former Chief Executive Officer	2022		$45,289(13)	$—	$10,049,730(14)	$22,690	$10,117,709
	2021		$—	$—	$—	$—	$—
_______________
(1)The amounts reported represent the grant date fair value of RSU awards granted and other stock awards received in 2021 and 2022 as computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). For additional details on these awards, please see the “Outstanding Equity Awards Table” below.
(2)The amounts in this column represent the cash fees attributable to board service for the fiscal year ended on December 31, 2022. Each of our employee directors was appointed to our Board as of July 18, 2022, they received a pro-rata amount of the $50,000 cash retainer that we agreed to pay them for serving on our Board.
(3)Amount reported represents compensation earned by Mr. Gundumogula during 2022 for services as our Chief Executive Officer ($272,877). No compensation was paid to Mr. Gundumogula in 2022, as it will be paid in the form of equity awards that will be issued in 2023.
(4)Mr. Gundumogula voluntarily agreed to forego his salary for the year ended December 31, 2021.
(5)Pursuant to his employment agreement, Mr. Gundumogula received 100,000 RSUs that vested upon the closing of the Business Combination. In addition, Mr. Gundumogula received 5,000 RSUs pursuant to his Initial RSU Grant and 15,000 RSUs pursuant to his Annual RSU Grant. Under the terms of the Initial RSU Grant agreement, 1/3 of the RSUs granted pursuant to the Initial RSU Grant will vest if the price of the Company’s Common Stock reaches or exceeds a volume-weighted average price of each of $12.50, $15.00 and $18.00 for any 20 trading days within any 30-day trading period. Pursuant to Mr. Gundumogula’s Annual RSU Grant, 5,000 RSUs vest on each of on July 18, 2023, July 18, 2024, and July 18, 2025. As of April 28, 2023, none of the RSUs subject to the either the Initial RSU Grant or the Annual RSU Grant have vested.
(6)In connection with the Business Combination, Mr. Gundumogula received 6,000,000 shares of Common Stock pursuant to that certain Earn-Out Agreement, dated as of December 20, 2021, by and between the Company, and certain signatories thereto (the “Earn-Out Agreement”). These shares of Common Stock vest over the four-year period following closing of the Business Combination (the “Closing”) based on the achievement of certain milestones related to the trading price of our Common Stock set forth in the Earn-Out Agreement. As of the date of this proxy statement, none of these shares of Common Stock have vested. The 6,000,000 shares reported in this column reflect the grant date fair value of as computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). For additional details on this stock award, please see the “Outstanding Equity Awards Table” below.
(7)Represents compensation Mr. Gundumogula received for his role as chief executive officer of Mondee prior to the Business Combination, which were issued in Class D incentive units of Mondee Holdings, LLC, a Delaware limited liability company and the sole holder of capital stock of Mondee prior to the consummation of the Business Combination (the “Mondee Stockholder”), and not in our Company.
(8)Mr. Figenshu resigned from his position as CFO effective April 19, 2023.
(9)Amount represents cash bonus paid in 2021 as part of his previous role and the associated responsibilities as the Chief Operating Officer and Chief Financial Officer of Rocketrip.
(10)Pursuant to his employment agreement with the Company, Mr. Figenshu received 119,600 RSUs that vested upon the Closing.

(11)Mr. Dullum was compensated at $25,000 per month on a consulting basis, until the Closing of the Business Combination, at which time became a full-time employee of the Company. He was only compensated $50,000 in 2021 because he started his consulting work with Mondee in November 2021.
(12)Pursuant to his employment agreement with the Company, Mr. Dullum received 112,000 RSUs that vested upon the Closing.
(13)Mr. Fintiklis served as the Chief Executive Officer for ITHAX Acquisition Corp. from October 2020 until July 18, 2022 when the Business Combination was completed. Mr. Fintiklis did not receive compensation as Chief Executive Officer of ITHAX Acquisition Corp. However, upon the Closing, Mr. Fintiklis was appointed as a member of our Board, and pursuant to his board services agreement with us, we are obligated to pay Mr. Fintiklis $50,000 per annum in quarterly installments on or about the last day of each quarter, pro-rated for any partial quarter of service during the term. In addition, in his role as Chief Corporate Strategy and Business Development Officer, Mr. Fintiklis’ base salary is $100,000, paid in equal monthly installments. In 2022, because Mr. Fintiklis served as an employee of our Company for only part of the year, we pro-rated the amounts due to Mr. Fintiklis and paid him approximately $45,298.
(14)Pursuant his employment agreement, Mr. Fintiklis received 900,000 shares of Common Stock subject to the Earn-Out Agreement. In addition to remaining subject to the forfeiture provisions in his employment agreement, these shares of Common Stock vest over the four-year period following the Closing, based on the achievement of certain milestones related to the trading price of our Common Stock set forth in the Earn-Out Agreement. As of the date of this proxy statement, none of these shares of Common Stock have vested. The 900,000 shares reported in this column reflect the grant date fair value of as computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). For additional details on this stock award, please see the “Outstanding Equity Awards Table” below. Mr. Fintiklis also received 5,000 RSUs pursuant to his Initial RSU Grant and 15,000 RSUs pursuant to his Annual RSU Grant. Under the terms of the Initial RSU Grant agreement, 1/3 of the RSUs granted pursuant to the Initial RSU Grant will vest if the price of the Company’s Common Stock reaches or exceeds a volume-weighted average price of each of $12.50, $15.00 and $18.00 for any 20 trading days within any 30-day trading period. Pursuant to Mr. Fintiklis’ Annual RSU Grant, 5,000 RSUs vest on each of on July 18, 2023, July 18, 2024, and July 18, 2025. As of the April 28, 2023, none of the RSUs subject to the either the Initial RSU Grant or the Annual RSU Grant have vested.

Narrative to the Summary Compensation Table

Overview of Executive Compensation Policies

Our Board and our compensation committee annually reviews and approves compensation for our named executive officers. In setting executive base salaries and bonuses, and granting equity incentive awards, our Board considers compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short-and long-term results that are in the best interests of our stockholders, and a long-term commitment to our Company.

Our Board determines our executives’ compensation. Our compensation committee reviews and discusses management’s proposed compensation with the Chief Executive Officer for all of his direct reports. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee determines the compensation for each executive officer other than the Chief Executive Officer. Our Board discusses the compensation committee’s recommendations and ultimately approves the compensation of our Chief Executive Officer without the Chief Executive Officer and Chief Financial Officer present.

Compensation paid based on performance, including any award under the current equity incentive plan, will be subject to our recoupment (“clawback”) policy. In the event of a restatement of incorrect financial results, this policy will enable the Board or the compensation committee to seek reimbursement from award recipients of any portion of an award that would not have been earned based on corrected financial results if fraud or willful misconduct contributed to such noncompliance.

Employment Agreements with Our Named Executive Officers

Our named executive officers are each party to an employment agreement with us as of December 31, 2022. The discussion below summarizes the material terms of the named executive officer employment agreements.

Employment Agreement with Prasad Gundumogula

In September 2011, Mondee entered into an employment agreement with Prasad Gundumogula to serve as its Chief Technology Officer. Pursuant to an amendment to the employment agreement effective June 2015, Mr. Gundumogula began serving as Chief Executive Officer of Mondee, with a base salary of $300,000 per year. Pursuant to an amendment effective as of June 1, 2020 through December 31, 2021, Mr. Gundumogula waived his right to any cash salary or bonus, while he still is maintaining eligibility to participate in employee benefit or group insurance plans maintained from time to time by Mondee.

In May 2022, Mr. Gundumogula entered into an employment agreement with us, effective as of the Closing, which was July 18, 2022. Under the terms of the employment agreement, Mr. Gundumogula serves serve as our Chief Executive Officer with a base salary of $600,000 per year paid in cash in equal installments and is eligible to participate in employee benefit or group insurance plans maintained from time to time by our Company. The form of consideration for the base salary may change with the approval of Mr. Gundumogula and the chair of the compensation committee. Mr. Gundumogula is eligible to receive discretionary bonus compensation with a target amount of up to 50% of his base salary for each complete calendar year that he is employed by us, commencing in 2022. The form of consideration may be in cash or equity and change at the discretion of the Board (or a committee thereof). Mr. Gundumogula was awarded 100,000 RSUs, which fully vested upon at the Closing, in accordance with this provision. In 2022, compensation earned by Mr. Gundumogula for 2022 will be paid in shares of the Company’s Common Stock. Mr. Gundumogula elected not to receive his 2022 base salary in cash, and instead has elected to receive his 2022 base salary in equity of the Company, with the form and amount of such equity to be approved by the compensation committee in 2023. In addition, Mr. Gundumogula received 6,000,000 Earn-Out Shares (as defined herein), as described more fully in the section “Certain Relationships and Related Party Transaction.”

Mr. Gundumogula is eligible to receive discretionary bonus compensation with a target amount of up to 50% of his base salary for each complete calendar year that he is employed by us, commencing in 2022. The form of consideration may be in cash or equity and change at the discretion of the Board (or a committee thereof). Mr. Gundumogula was awarded 100,000 RSUs, which fully vested upon at the Closing, in accordance with this provision

If Mr. Gundumogula’s employment is terminated by the Company without Cause (as defined in the employment agreement) or is terminated by Mr. Gundumogula for Good Reason (as defined in the employment agreement), we are obligated to make severance payments to Mr. Gundumogula in an aggregate amount equal to 12-months’ worth of (i) Mr. Gundumogula’s Base Salary (as defined in the employment agreement) for the year in which such termination occurs and (ii) health insurance premium reimbursements in the event Mr. Gundumogula elects to continue coverage for himself and his dependents under our group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). In addition, if such termination by the Company without Cause or by Mr. Gundumogula for Good Reason occurs within the first five years after the effective date of the employment agreement, we are obligated to pay Mr. Gundumogula $10,000,000, with up to 50% of such payment being paid in our Common Stock at the discretion of the Board (or a committee thereof).

Employment Agreement with Dan Figenshu

In September 2021, we entered into an employment agreement with Dan Figenshu to serve as our Chief Financial Officer. Mr. Figenshu’s employment agreement provided for an annual base salary of $280,000 and eligibility to participate in employee benefit or group insurance plans we maintained from time to time. Additionally, Mr. Figenshu’s employment agreement provided for a grant of 119,600 RSUs, which fully vested upon the Closing. Under his employment agreement, Mr. Figenshu was eligible to be considered for annual equity awards in each subsequent year, with the size and structures of any annual equity award granted to Mr. Figenshu to be established at the time of grant by the compensation committee. Mr. Figenshu resigned as our Chief Financial Officer effective April 19, 2023

Employment Agreement with Jim Dullum

In November 2021, we entered into a consulting agreement with Jim Dullum, who serves as our Chief Operating Officer. Mr. Dullum’s consulting agreement provides for a monthly fee of $25,000, and did not make him eligible to participate in employee benefit or group insurance plans maintained by Mondee.

In May 2022, Mr. Dullum entered into an employment agreement with us, effective at the Closing. Under the terms of the new employment agreement, Mr. Dullum serves as our Chief Operating Officer with a base salary of $300,000 per year paid in cash in equal installments and is eligible to participate in employee benefit or group insurance plans maintained from time to time by our Company. Mr. Dullum is eligible to receive discretionary bonus compensation with a target amount of up to 50% of his base salary for each complete calendar year that he is employed by us, commencing in 2022. The form of consideration may be in cash or equity and change at the discretion of the Board (or a committee thereof) Mr. Dullum’s employment agreement also provided for a grant of 112,000 RSUs, which fully vested upon the Closing.

If Mr. Dullum’s employment is terminated by the Company without Cause (as defined in the employment agreement) or is terminated by Mr. Dullum for Good Reason (as defined in the employment agreement), the Company is obligated to make severance payments to Mr. Dullum in an aggregate amount equal to 12-months’ worth of (i) Mr. Dullum’s Base Salary (as defined in the employment agreement) for the year in which such termination occurs and (ii) health insurance premium reimbursements in the event Mr. Dullum elects to continue coverage for himself and his dependents under the Company’s group health plans pursuant to COBRA.

Employment Agreement with Orestes Fintiklis

On August 23, 2022 and effective as of July 19, 2022, Orestes Fintiklis entered into an employment agreement with us, pursuant to which Mr. Fintiklis became the Company’s Chief Corporate Strategy and Business Development Officer. Under the employment agreement, Mr. Fintiklis’ annual base salary is $100,000, paid in cash in equal installments, and he is eligible to participate in employee benefit or group insurance plans maintained from time to time by our Company. Additionally, the Company agreed issue to Mr. Fintiklis 900,000 Earn-Out Shares pursuant to the Earn-Out Agreement (as defined below), with such Earn-Out Shares being subject to the forfeiture terms and other conditions as contained in his employment agreement and the Earn-Out Agreement.
Outstanding Equity Awards as of December 31, 2022
The following table presents information regarding the outstanding stock options and shares of restricted stock held by each of our named executive officers as of December 31, 2022.

Name	Stock awards
	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Prasad Gundumogula, Chief Executive Officer	6,000,000(2)	$65,280,000	20,000(3)(4)	$217,600
Dan Figenshu, Chief Financial Officer	—	—	—	—
Jim Dullum, Chief Operating Officer	—	—	—	—
Orestes Fintiklis, Former Chief Executive Officer	900,000(5)	$9,792,000	20,000(3)(4)	$217,600
_______________
(1)Market value of securities in these columns determined using the last reported sales price of our Common Stock on Nasdaq on December 30, 2022, which was $10.88.
(2)In connection with the Closing and pursuant to the Earn-Out Agreement, Mr. Gundumogula received 6,000,000 shares of Common Stock subject to the Earn-Out Agreement. These shares of Common Stock vest over the four-year period following the Closing, based on the achievement of certain milestones related to the trading price of our Common Stock set forth in the Earn-Out Agreement. As of the date of this proxy statement, none of these shares of Common Stock have vested.
(3)Mr. Gundumogula and Mr. Fintiklis each received 5,000 RSUs pursuant to their respective Initial RSU Grant. Pursuant to terms of the Initial RSU Grant, 1/3 of the RSUs granted will vest if the price of the Company’s Common Stock reaches or exceeds a volume-weighted average price of each of $12.50, $15.00 and $18.00 for any 20 trading days within any 30-day trading period. As of April 28, 2023, none of the RSUs subject to the Initial RSU Grant have vested.
(4)Mr. Gundumogula and Mr. Fintiklis each received 15,000 RSUs pursuant to their Annual RSU Grants. Pursuant to the terms of the Annual RSU Grant, 5,000 RSUs vest for each year of service to the Board. The number of RSUs granted pursuant to the Annual RSU Grants corresponds to the class in which each director serves. Mr. Gundumogula and Mr. Fintiklis were each granted 15,000 RSUs pursuant to their respective Annual RSU Grants, with 5,000 RSUs vesting on July 18, 2023, 5,000 RSUs vesting on July 18, 2024, and the remaining 5,000 RSUs vesting on July 18, 2025. As of April 28, 2023, none of the RSUs subject to the Annual RSU Grant have vested.
(5)Pursuant his employment agreement, Mr. Fintiklis received 900,000 shares of Common Stock subject to the Earn-Out Agreement. In addition to remaining subject to the forfeiture provisions in his employment agreement, these shares of Common Stock vest over the four-year period following the Closing, based on the achievement of certain milestones related to the trading price of our Common Stock set forth in the Earn-Out Agreement. As of the date of this proxy statement, none of these shares of Common Stock have vested.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2022, with respect to the shares of the Company’s common stock that may be issued pursuant to our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	7,205,000	$—	12,502,565
Equity compensation plans not approved by security holders	—	—	—
Totals	7,205,000(1)	$— (2)	12,502,565(3)
_______________
(1)Includes outstanding awards granted under the Mondee Holdings, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) (105,000 shares issuable upon vesting of outstanding RSUs) and shares allocated, but unissued, pursuant to the Earn-Out Agreement (7,100,000 Earn-Out Shares allocated, but unissued pursuant to the Earn-Out Agreement). As of December 31, 2022, the Company had not yet offered shares under the Mondee Holdings 2022 Employee Stock Purchase Plan (the “2022 ESPP”).
(2)Does not include the Earn-Out Shares and RSUs granted under the 2022 Plan, since those awards do not have exercise prices.
(3)    Includes 9,179,371 shares available for future issuance under the 2022 Plan, 1,400,000 Earn-Out Shares available for allocation under the Earn-Out Agreement, and 1,923,194 shares available for future issuance under the 2022 ESPP, in each case, as of December 31, 2022.

Long-Term Incentive Compensation

2022 Equity Incentive Plan

The following paragraphs provide a summary of the features of the 2022 Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2022 Plan and is qualified in its entirety by the specific language of the 2022 Plan.

Share Reserve
We have reserved shares of Common Stock equal to 10% of our fully diluted capitalization for issuance under the 2022 Plan. In addition, on the first day of each calendar year beginning on January 1, 2023 and ending on January 1, 2032, the aggregate number of shares reserved for issuance under the 2022 Plan will be increased automatically by the number of shares equal to the lesser of (i) 3% of the total number of all classes of our outstanding shares of Common Stock on the immediately preceding December 31 and (ii) such lesser number (including zero) as may be determined by the Committee (as defined below).

Administration
The 2022 Plan will be administered by a committee duly authorized by the Board (the “Committee”). The Committee will have the authority to construe and interpret the 2022 Plan, grant awards, and make all other determinations necessary or advisable for the administration of the plan. Awards under the 2022 Plan may be made subject to vesting, “performance conditions” or any other terms and conditions that the Committee deems necessary or advisable.

Eligibility
Our employees, consultants, and directors, and the employees, consultants and directors of our affiliates, will be eligible to receive awards under the 2022 Plan. The Committee will determine who will receive awards and the terms and conditions of such awards.

Term

The 2022 Plan will terminate 10 years from the date our Board adopted the plan, unless it is terminated earlier by our Board.

Award Forms and Limitations

The 2022 Plan authorizes the grant of stock awards, performance awards and other cash-based awards. Awards under the 2022 Plan are limited to the share reserve as described above under “Share Reserve.” The maximum number of shares subject to stock options that are intended to qualify as incentive stock options, or ISOs, under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), is equal to the initial share reserve (not including any subsequent adjustments).

Stock Options

The 2022 Plan provides for the grant of incentive stock options (“ISOs”) only to our employees or our affiliates. Options that are not classified as ISOs may be granted to our employees, directors, and consultants or our affiliates. The exercise price of each option must be at least equal to the fair market value of Common Stock on the date of grant. The exercise price of ISOs granted to 10% or more stockholders must be at least equal to 110% of the fair market value of Common Stock on the date of grant. Options granted under the 2022 Plan may be exercisable at such times and subject to such terms and conditions as the Committee determines. The maximum term of options granted under the 2022 Plan is 10 years (five years in the case of ISOs granted to 10% or more stockholders). Options may vest based on time or achievement of performance conditions, as determined by the Committee.

Stock Appreciation Rights

Stock appreciation rights provide for a payment, or payments, in cash or Common Stock, to the holder based upon the difference between the fair market value of Common Stock on the date of exercise and the stated exercise price of the stock appreciation right. The exercise price must be at least equal to the fair market value of Common Stock on the date the stock appreciation right is granted. Stock appreciation rights may vest based on time or achievement of performance conditions, as determined by the Committee.

Restricted Stock

The Committee may grant awards consisting of shares of Common Stock subject to restrictions on sale and transfer. The price (if any) paid by a participant for a restricted stock award will be determined by the Committee. Unless otherwise determined by the Committee at the time of award, vesting will cease on the date the participant no longer provides services to us and any unvested shares will be forfeited to or repurchased by us. The Committee may condition the grant or vesting of shares of restricted stock on the achievement of performance conditions and/or the satisfaction of a time-based vesting schedule.

Restricted Stock Units

There is no United States federal income tax consequences to either the participant or the employer upon the grant of restricted stock units. Generally, the participant recognizes ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of Common Stock in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the Common Stock so transferred. Subject to the deduction limitations described below, the employer generally is entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Generally, a participant recognizes ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally is entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Other Stock-Based and Other Cash-Based Awards

The Committee may grant other stock-based awards and other cash-based awards to participants under the 2022 Plan in amounts and on terms and conditions determined by the Committee in its discretion. Such awards may be granted subject to vesting and other conditions or restrictions, or granted without being subject to any conditions or restrictions.

Additional Provisions

Awards granted under the 2022 Plan are not be transferable other than by will or by the laws of descent and distribution, or, in the case of an Award of Non-Qualified Stock Options, as determined by the Committee. In the event of a change in control (as defined in the Equity Incentive Plan), the Committee has the discretion to provide for any or all of the following actions: (i) awards may be continued, assumed, or substituted with new rights, (ii) awards may be cancelled for an amount of cash equal to the excess (if any) of the highest price per share of Common Stock paid in the change in control transaction over the aggregate exercise price of such awards, (iii) outstanding and unexercised stock options and stock-based Awards may be terminated before the change in control (in which case holders of such unvested awards would be given notice and the opportunity to exercise such awards), or (iv) vesting or lapse of restrictions may be accelerated. All 2022 Plan awards are equitably adjusted in the case of the division of stock and similar transactions.

2022 Employee Stock Purchase Plan

The following paragraphs provide a summary of the features of the 2022 ESPP and its operation. However, this summary is not a complete description of all of the provisions of the 2022 ESPP and is qualified in its entirety by the specific language of the 2022 ESPP.

Purpose and Eligibility

The 2022 ESPP is intended to assist our employees and any employee of our subsidiaries in acquiring share ownership interest in the Company and encourage them to remain in the employment of the Company or our subsidiaries.

Our eligible employees who have worked at the Company or an eligible subsidiary will be allowed to participate in the 2022 ESPP, provided that the administrator, in its discretion, may also exclude any or all of the following unless prohibited by applicable law, so long as any such exclusion is applied uniformly to all employees:
•any employee who is customarily scheduled to work 20 hours or less per week;
•any employee whose customary employment is not more than five months in a calendar year;
•any employee that has not met a service requirement designated by the Administrator pursuant to Section 423 of the Code (which service requirement may not exceed two years);
•any employee who is a highly compensated employee (within the meaning of Section 414(q) of the Code) or any highly compensated employee with compensation above a specified level, who is an officer, or who is subject to the disclosure requirements of Section 16(a) of the Exchange Act; and/or
•any employee who is a citizen or resident of a jurisdiction outside the United States if the grant of the option is prohibited under the laws of the jurisdiction governing such Employee or compliance with the laws of the jurisdiction would cause any offering or option granted under the ESPP to violate the requirements of Section 423 of the Code.
Notwithstanding the foregoing, any employee who, after the granting of the option, would possess 5% or more of the total combined voting power or value of all classes of shares of the Company shall not be eligible. In addition, no employee shall be granted an option under the 2022 ESPP which permits the employee to purchase shares under all of our “employee stock purchase plans” that would accrue at a rate which exceeds $25,000 of fair market value of our Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Administration

The 2022 ESPP is administered by the compensation committee of the Board or individuals who have been delegated authority by the compensation committee to administer the 2022 ESPP, subject to applicable laws. The administrator has full and exclusive authority to interpret the terms of the 2022 ESPP and determine eligibility, subject to the conditions of the 2022 ESPP, and make all other required determinations under the 2022 ESPP, as described below.

Share Reserve

The maximum aggregate number of shares that may be issued pursuant to the 2022 ESPP is equal to 1,923,194 shares (equal to 2% of the fully diluted shares), subject to certain adjustments that may be made by the administrator.

Contributions and Purchases

The 2022 ESPP permits participants to purchase our Common Stock through contributions (in the form of payroll deductions or otherwise to the extent permitted by the administrator) of up to 8% of their eligible compensation (or, if less the $25,000 maximum per offering period), which includes a participant’s regular and recurring straight time gross earnings and other eligible compensation as defined in the 2022 ESPP. Subject to the eligibility requirements and dollar limits discussed above, a participant may purchase a maximum of $25,000 worth of shares of our Common Stock during each offering period. Subject to such limits, the administrator may increase or decrease, in its absolute discretion, the maximum number of shares of our Common Stock that a participant may purchase during future offering periods. Offering periods commence on a date determined by the administrator, and the administrator may, in its discretion, modify the terms of future purchase periods and offering periods, provided that no offering period may be longer than 27 months.

Amounts contributed and accumulated by the participant during any offering period are used to purchase shares of our Common Stock at the end of each offering period. The purchase price of the shares cannot be less than 85% of the lower of the fair market value of our Common Stock on the first trading day of the offering period or on the last trading day of the offering period.

Withdrawal and Termination of Participation

A participant may withdraw from the 2022 ESPP voluntarily at any time by filing a notice of withdrawal prior to the close of business on the date established by the administrator. A participant will be deemed to have elected to withdraw from the 2022 ESPP upon the termination of the participant’s employment for any reason or in the event the participant is no longer eligible to participate in the 2022 ESPP.

Restriction on Transfers

A participant may not transfer rights granted under the 2022 ESPP other than by will, the laws of descent and distribution or as otherwise provided under the 2022 ESPP.

Adjustments

In the event of certain changes in our capitalization, to prevent dilution or enlargement of the benefits or potential benefits available under the 2022 ESPP, the administrator will make adjustments, as it may deem equitable, to the number and class of shares that may be delivered, the applicable purchase price for shares, and/or the numerical share limits, pursuant to the 2022 ESPP.

Dissolution or Liquidation

In the event of our proposed liquidation or dissolution, any offering period then in progress will be shortened by setting a new exercise date, and will terminate immediately prior to such liquidation or dissolution unless otherwise determined by the administrator. The administrator will notify participants of the new exercise date in writing or electronically, at which time any participant’s purchase rights will be automatically exercised, unless the participant has earlier withdrawn from the offering period.

Certain Transactions

In the event of a merger, consolidation or similar transaction, an acquiring or successor corporation may assume or substitute each outstanding option. If the successor corporation refuses to assume or substitute for the outstanding option, the offering period then in progress will be shortened by setting a new exercise date. The administrator will notify each participant in writing or electronically that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Foreign Participants

The administrator may provide special terms, establish supplements to, or amendments, restatements or alternative versions of the 2022 ESPP, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our shares of our Common Stock as of April 25, 2023 by:
•each person known by us to be the beneficial owner of more than 5% of a class of our issued and outstanding Common Stock;
•each of our officers, directors and director nominees that beneficially own our Common Stock; and
•all our officers, directors and director nominees as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Common Stock shown to be beneficially owned by them. Applicable percentages are based on 83,992,565 shares of Common Stock issued and outstanding on April 19, 2023.

	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares
Name and Address of Beneficial Owner
Directors and Executive Officers(1)
Prasad Gundumogula(2)(3)(4)	34,276,662	40.8%
Jesus Portillo(5)	250,000	*
Venkat Pasupuleti(6)	128,946	*
Jim Dullum(7)	112,000	*
Orestes Fintiklis(8)	4,221,046	5.0%
Asi Ginio(9)	10,000	*
Mona Aboelnaga Kanaan(10)	34,000	*
Roopa Purushothaman(11)	15,000	*
Noor Sweid(12)	10,000	*
Pradeep Udhas(13)	15,000	*
Meredith Waters(14)	23,355	*
All Executive Officers and Directors as a group (11 individuals)	39,096,009	46.1%
Greater than Five Percent Holders
Orestes Fintiklis(8)	4,221,046	5.0%
FLY OCP LLC(15)	9,453,577	11.3%
Prasad Gundumogula(2)(3)(4)	34,276,662	40.8%
Entities Affiliated with Morgan Stanley(16)	9,506,770	11.3%
Vajid Jafri(17)	4,772,840	5.7%
_______________

*Less than 1%.

(1)Unless otherwise indicated, the business address of each of the individuals is 10800 Pecan Park Blvd., Suite 315, Austin, Texas 78750.
(2)Consists of (i) 21,837,168 shares of Common Stock held by Mondee Group LLC upon completion of the pro rata distribution of the 60,800,000 shares of our Common Stock (the “Pro Rata Distribution”), (ii) 3,308,046 shares of Common Stock held directly by Mr. Gundumogula upon completion of the Pro Rata Distribution, (iii) 6,390,448 shares of Common Stock held directly by Mr. Gundumogula (6,000,000 of which are Earn-Out Shares issued pursuant to the Earn-Out Agreement and remain subject to forfeiture until certain milestones are met in the Earn-Out Agreement, 100,000 of which were purchased pursuant to the Subscription Agreement (as defined herein) dated December 20, 2021, and 290,448 of which were purchased on the open market); and (iv) 120,000 RSUs, 100,000 of which vested at the closing of the Business Combination, 5,000 of which were granted pursuant to his Initial RSU Grant but remain unvested, and 15,000 which were granted pursuant to his Annual RSU Grant, but remain unvested. Mr. Gundumogula is the only member/manager of Mondee Group LLC, a Delaware limited liability company. As such, Mr. Gundumogula has voting and investment discretion with respect to the shares of Common Stock held of record by the Mondee Group LLC and may be deemed to have shared beneficial ownership of the shares of Common Stock held directly by Mondee Group LLC.
(3)Includes the right to receive 2,033,578 shares of Common Stock in the Pro Rata Distribution that was transferred to Mondee, Inc. (a subsidiary of the Company) by Prasad Gundumogula in satisfaction of the Mondee Group Note, as amended. See “Certain Relationships and Related Person Transactions — Mondee — Mondee Group Note” for more information.
(4)Includes 587,422 shares of Class A Common Stock owned directly by Mr. Gundumogula’s spouse, as such, Mr. Gundumogula may be deemed to have shared beneficial ownership with respect to these shares. Mr. Gundumogula disclaims beneficial ownership of any shares of Common Stock other than to the extent he may have a pecuniary interest therein, directly or indirectly, by virtue of his inability to exercise voting or investment power over such shares of Common Stock.
(5)Consists of 250,000 RSUs granted to Mr. Portillo on April 20, 2023, in connection with his employment as Chief Financial Officer. These RSUs will vest in 20 equal quarterly installments over five years, with the initial 12,500 RSUs vesting on July 1, 2023 and the final 12,500 RSUs vesting on April 1, 2028, subject to the other terms and conditions of Mr. Portillo’s RSU award agreement.
(6)Consists of 128,946 shares of Common Stock distributed to Mr. Pasupuleti upon consummation of the Pro Rata Distribution.
(7)Consists of 112,000 RSUs granted to Mr. Dullum, which vested upon closing of the Business Combination.
(8)Consists of (i) 3,766,671 shares of Common Stock, (900,000 of which are Earn-Out Shares issued in connection with his employment agreement, and remain subject to forfeiture until certain milestones are met in the Earn-Out Agreement and the employment agreement), (ii) 260,000 shares of Common Stock held by ITHAX Acquisition Sponsor Cy Ltd., a company organized under the laws of Cyprus and for whom Mr. Fintiklis is the controlling shareholder, (iii) 174,375 private placement warrants originally issued to the Sponsor pursuant to the Private Placement Units Agreement dated January 27, 2021 and distributed to Mr. Fintiklis in connection with the dissolution of the Sponsor on September 13, 2022; and (iv) 20,000 RSUs, of which 5,000 RSUs were granted pursuant to his Initial RSU Grant, but remain unvested, and 15,000 RSUs were granted pursuant to his Annual RSU Grant, but remain unvested.
(9)Consists of 10,000 RSUs, of which 5,000 RSUs were granted pursuant to his Initial RSU Grant, but remain unvested, and 5,000 RSUs were granted pursuant to his Annual RSU Grant, but remain unvested.
(10)Consists of (i) 15,000 RSUs, of which 5,000 RSUs were granted pursuant to her Initial RSU Grant, but remain unvested, and 10,000 RSUs were granted pursuant to her Annual RSU Grant, but remain unvested and (ii) 19,000 shares of Common Stock owned directly by Ms. Aboelnaga Kanaan’s spouse. Ms. Aboelnaga Kanaan may be deemed to have shared beneficial ownership of the 19,000 shares of Common Stock owned directly by her spouse. Ms. Aboelnaga Kanaan disclaims beneficial ownership of any shares of Common Stock other than to the extent she may have a pecuniary interest therein, directly or indirectly, by virtue of her inability to exercise voting or investment power over such shares of Common Stock.
(11)Consists of 15,000 RSUs, of which 5,000 RSUs were granted pursuant to her Initial RSU Grant, but remain unvested, and 10,000 RSUs were granted pursuant to her Annual RSU Grant, but remain unvested.
(12)Consists of 10,000 RSUs, of which 5,000 RSUs were granted pursuant to her Initial RSU Grant, but remain unvested, and 5,000 RSUs were granted pursuant to her Annual RSU Grant, but remain unvested.
(13)Consists of 15,000 RSUs, of which 5,000 RSUs were granted pursuant to his Initial RSU Grant, but remain unvested, and 10,000 RSUs were granted pursuant to his Annual RSU Grant, but remain unvested.
(14)Consists of 23,355 RSUs granted to Ms. Waters on April 24, 2023, in connection with her employment as General Counsel, of which, 5,199 RSUs will vest on June 30, 2023, 6,983 RSUs will vest on each of September 30, 2023 and December 31, 2023, and 4,190 RSUs will vest on April 24, 2024.
(15)Consists of (i) 500,000 shares purchased in the Subscription Agreement dated December 20, 2021, (ii) 125,000 Earn-Out Shares issued in connection with the Business Combination (which remain subject to forfeiture until certain milestones are met in the Earn-Out Agreement), and (iii) 8,796,778 shares that Fly OCP LLC holds directly following completion of the Pro Rata Distribution. The business address for Fly OCP LLC is c/o Origami Capital Partners, LLC, 191 N. Wacker Drive, Suite 2350, Chicago, IL 60606, Attn: Jeffrey Young.
(16)Consists of (i) 4,194,352 shares of Common Stock that North Haven Credit Partners II L.P. holds directly following completion the Pro Rata Distribution, (ii) 375,000 Earn-Out Shares issued to NH Credit Partners III Holdings L.P. in connection with the Business Combination (which remain subject to forfeiture until certain milestones are met in the Earn-Out Agreement), (iii) 1,500,000 shares purchased in the Subscription Agreement dated December 20, 2021, (iv) 3,031,637 shares of Common Stock that NH Expansion Credit Fund Holdings LP holds directly following completion the Pro Rata Distribution, and (v) 371,425 shares of Common Stock that NH Credit Partners III Holdings L.P. is expected to hold directly upon completion the Pro Rata Distribution. The address for these entities is 1585 Broadway, 39th Floor, New York, NY 10036.
(17)Consists of 4,743,299 shares held by Vajid Jafri following of the Pro Rata Distribution. The business address for Vajid Jafri is 592 Dory Ln., Redwood City, CA 94065.

Business Combination with ITHAX Acquisition Corp.

On December 20, 2021, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) by and among the Company (f/k/a ITHAX), Mondee, Ithax Merger Sub I, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of ITHAX (“Merger Sub I”), and Ithax Merger Sub II, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of ITHAX (“Merger Sub II”). In accordance with the Business Combination, on July 18, 2022, ITHAX filed the required notices with the Cayman Islands Registrar and the Delaware Secretary of State, changing its name to “Mondee Holdings, Inc.”

Pursuant to the Business Combination Agreement, on July 18, 2022, ITHAX became a Delaware corporation (the “Domestication”) and as a result of the Domestication and the closing of the Business Combination:

•Holders of 23,311,532 shares of ITHAX Class A ordinary shares, par value $0.001 per share (the “Class A ordinary shares”), exercised their right to have their shares redeemed for cash at a redemption price of approximately $10.00 per share, totaling approximately $233,586,053.50. As a result, on July 18, 2022, ITHAX received approximately $78.4 million in gross cash proceeds, consisting of approximately $8.4 million from the Company’s trust account and approximately $70 million from the PIPE Financing (as defined herein);
•The Company received $70 million from the PIPE Financing in which investors agreed to subscribe for and purchase 7,000,000 shares of Common Stock of the Company at a price of $10.00 per share, immediately prior to the effective time (the “First Effective Time”) of the merger between Merger Sub I with and into Mondee, with Mondee being the surviving entity in the merger (the “First Merger”);
•Immediately prior to the PIPE Financing, each issued and outstanding Class A ordinary share converted into one share of Class A Common Stock, for an aggregate of 6,247,218 shares of the Company;
•Each issued and outstanding whole warrant representing the right to purchase one Class A ordinary share automatically converted into the right to purchase one share of Common Stock of the Company, for an aggregate of 12,412,500 shares, at an exercise price of $11.50 per share, on substantially the same terms and conditions set forth in the Amended and Restated Warrant Agreement between Continental Stock Transfer & Trust Company and the Co., dated July 18, 2022;
•All shares of Common Stock of Mondee outstanding were cancelled and automatically converted into the right to receive an aggregate of 60,800,000 shares of Common Stock of the Company;
•All shares of common stock of Mondee held in treasury and owned by any direct or indirect wholly owned subsidiary were cancelled without any conversion thereof;
•Each issued and outstanding Class B ordinary share, par value $0.001 per share, of ITHAX (the “Class B ordinary shares”) converted into one share of Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock”), which subsequently converted on a one-for-one basis into shares of our Common Stock at the First Effective Time;
•The governing documents of ITHAX were replaced with the Certificate of Incorporation and Bylaws of the Company;
•Each issued and outstanding unit of ITHAX that had not been previously separated into the underlying Class A ordinary shares and the underlying warrants of ITHAX prior to the Domestication were cancelled and the holder thereof was entitled to receive one share of Class A Common Stock of the Company and one-half of one warrant, with each whole warrant representing the right to purchase one share of Class A Common Stock of the Company at an exercise price of $11.50 per share, on the terms and subject to the conditions set forth in the Amended and Restated Warrant Agreement; and
•Each executive officer of ITHAX ceased serving in such capacities, and Dimitrios Athanasopoulos, Carlos N. Guimarães, George Syllantavos and Rahul Vir ceased serving on the Company’s Board. Orestes Fintiklis continued to serve as a member of our Board.

•Prasad Gundumogula was appointed Chief Executive Officer, Dan Figenshu was appointed Chief Financial Officer, Venkat Pasupuleti was appointed Chief Technology Officer, and Jim Dullum was appointed Chief Operating Officer; and
•Prasad Gundumogula, Asi Ginio, Mona Aboelnaga Kanaan, Roopa Purushothaman, Noor Sweid and Pradeep Udhas were appointed to the Company’s Board.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC on a timely basis. These persons are required to furnish us with copies of all Forms 3, 4 and 5 they file.
Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that during the fiscal year ended December 31, 2022, all of our executive officers, directors and greater than 10% stockholders complied on a timely basis with all Section 16(a) filing requirements applicable to them with respect to transactions during 2022 except the following were filed late:
Prasad Gundumogula
•the Form 4 filed December 8, 2022 reporting the December 2, 2022 and December 5, 2022 purchases of Common Stock on the open market by Mr. Gundumogula;
•the Form 4 filed December 8, 2022 reporting the November 29, 2022 purchase of Common Stock on the open market by Mr. Gundumogula;
•the Form 4 filed December 15, 2022 reporting the December 12, 2022 through December 13, 2022 purchases of Common Stock on the open market by Mr. Gundumogula; and
•the Form 4 filed December 27, 2022 reporting the December 16, 2022 purchases of Common Stock on the open market by to Mr. Gundumogula.
Entities Affiliated with Morgan Stanley
•the Form 3 filed August 23, 2022, reporting the initial statement of beneficial ownership transaction on July 18, 2022 for Morgan Stanley, an owner of greater than 10% of our Common Stock; and
•the Form 4 filed August 23, 2022, reporting the July 28, 2022 acquisition of Common Stock by Morgan Stanley, an owner of greater than 10% of our Common Stock;
There were no known failures to file a required Section 16(a) filing report.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Person Transactions Prior to the Business Combination - ITHAX

Class B Ordinary Shares

On October 6, 2020, ITHAX Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”) paid $25,000, or approximately $0.005 per share, to cover certain offering and formation costs in consideration of 5,031,250 Class B ordinary shares, par value $0.001 per share. On October 16, 2020, the Sponsor transferred an aggregate of 20,000 Class B ordinary shares to Mr. Carlos Guimarães and Mr. Rahul Vir, with each of them receiving 10,000 Class B ordinary shares. In addition, on October 28, 2020, the Sponsor and Mr. George Syllantavos entered into a securities assignment agreement, pursuant to which the parties agreed that Mr. Syllantavos would (i) pay the Sponsor $41,250 and in exchange the Sponsor would transfer to him 10,000 Class B ordinary shares and (ii) immediately following the initial business combination of ITHAX, transfer a total of 4% of the outstanding Class A ordinary shares then held by the Sponsor to Mr. Syllantavos, with such percentage to include the 10,000 Class B ordinary shares he already holds. On January 27, 2021, ITHAX effectuated a stock dividend of 0.2 shares for each share outstanding, resulting in an aggregate of 6,037,500 Class B ordinary shares outstanding. On July 18, 2022, the Sponsor transferred 206,550 Class A ordinary shares to Mr. Syllantavos pursuant to the terms of the above referenced securities assignment agreement.

Private Placement Units

Simultaneously with the closing of the initial public offering, pursuant to those certain private placement units purchase agreements with each of Cantor, Fitzgerald & Co., a representative of the several underwriters in ITHAX’s initial public offering (“Cantor”) and the Sponsor, ITHAX issued an aggregate of 675,000 private placement units to the Sponsor and Cantor (465,000 private placement units to the Sponsor and 210,000 private placement units to Cantor), at a purchase price of $10.00 per private placement unit, or $6,750,000 in the aggregate. Each private placement unit consisted of one Class A ordinary share and one-half of one redeemable private placement warrant, with each whole private placement warrant exercisable for one Class A ordinary share at a price of $11.50 per share, subject to adjustment, as described in the final prospectus filed with the SEC on February 1, 2021. No underwriting discounts or commissions were paid with respect to the sale of the private placement units. The issuance of the private placement units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The private placement units (including the underlying securities) could not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until August 18, 2022 (i.e., 30 days after the completion of our initial business combination).

PIPE Financing

Concurrently with the execution of the that certain Business Combination Agreement, dated December 20, 2021, by and among ITHAX, ITHAX Merger Sub I, LLC, ITHAX Merger Sub II, LLC and Mondee (the “Business Combination Agreement”), ITHAX entered into subscription agreements (“Subscription Agreements”) with certain “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and accredited investors (together, the “Initial PIPE Investors”), pursuant to which the Initial PIPE Investors agreed to subscribe for and purchase, and ITHAX agreed to issue and sell to the Initial PIPE Investors, an aggregate of 5,000,000 shares of our Common Stock at a price of $10.00 per share, for aggregate gross proceeds of $50,000,000 (the “Initial PIPE Investment”). Subsequently, on April 21, 2022, ITHAX entered into a Subscription Agreement with an additional investor (the “Additional PIPE Investor” together with the Initial PIPE Investors the “PIPE Investors”) pursuant to which the Additional PIPE Investor agreed to subscribe for and purchase, and ITHAX agreed to issue and sell to the Additional PIPE Investor, 2,000,000 shares of our Common Stock at a price of $10.00 per share, for gross proceeds of $20,000,000 (the “Additional PIPE Investment”). The gross proceeds to us from the Initial PIPE Investment and the Additional PIPE Investment aggregated $70,000,000. ITHAX granted the PIPE Investors certain registration rights in connection with the transactions contemplated by the Subscription Agreements (the “PIPE Financing”). The PIPE Financing was consummated immediately prior to the First Effective Time and was contingent upon, among other things, the substantially concurrent closing (the “Closing”) of the transactions contemplated by the Business Combination Agreement (the “Transactions).”

In connection with the PIPE Financing, ITHAX paid AXIA Capital Markets LLC (“AXIA Capital”) $1,200,000 in consideration for AXIA Capital’s services as placement agent for the PIPE Financing upon the Closing. AXIA Capital is a U.S. registered broker-dealer and member of FINRA and a wholly owned subsidiary of AXIA Ventures Group Ltd (“AXIA Ventures”), a privately-owned investment banking group, providing financial advisory services and capital markets services to corporate and institutional clients. AXIA Capital is a wholly-owned subsidiary of AXIA Ventures. Dimitrios Athanasopoulos, ITHAX’s former chief financial officer, is the founding partner, group managing director and member of the executive committee of AXIA Ventures Group, which is an affiliate of AXIA Capital Markets.

Registration Rights Agreement

Concurrently with the Closing of the Transactions, our Company, the Sponsor, certain former Stockholders of Mondee and certain other persons entered into a registration rights agreement (the “Registration Rights Agreement”), which became effective at the Closing, pursuant to which, among other things, the parties thereto have been granted certain customary registration rights with respect to their respective shares of our Common Stock. An aggregate of 74,300,000 shares of our Common Stock are subject to resale registration rights. Such shares include (i) the 7,000,000 shares of Common Stock issued at a price of $10.00 per share (the “PIPE Shares”); (ii) the 60,800,000 merger consideration shares; and (iii) an aggregate of up to 6,500,000 Earn-Out Shares.

Additionally and pursuant to the Registration Rights Agreement, the holders of any shares of the our Common Stock (the “Lock-Up Shares”) issued to the Sponsor prior to the Closing or to the Mondee Stockholder in connection with the Business Combination Agreement, or to the Members (as defined below) in connection with the Earn-Out Agreement (as defined below), were not permitted to transfer any Lock-Up Shares during the period beginning between July 18, 2022 (the “Closing Date”) and ending on the date that was the earlier of (A) six (6) months after the Closing Date, (B) the date on which the closing price of the our Common Stock was equal to or exceeded $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading-day period commencing at least ninety (90) calendar days following the Closing Date and (C) the date on which ITHAX consummated a sale, merger, liquidation, exchange offer or other similar transaction after the Closing, which resulted in the stockholders immediately prior to such transaction having beneficial ownership of less than fifty percent (50%) of the outstanding voting securities of the combined company. However, the Company could choose to release one or more of the selling securityholders named in the each of the Registration Statement on Form S-1, as amended (File No. 333-266277), declared effective by the SEC on October 12, 2022, and the Registration Statement on Form S-1, as amended (File No. 333-268198) declared effective by the SEC on December 9, 2022 (the “Selling Securityholders”) from the applicable lock-up periods, if the Company decided it was in the best interests of the Company and its stockholders, which allowed for earlier sales of shares of our Common Stock in the public market. For example, the Company had a small public float of approximately 819,468 shares of our Common Stock and may have needed to increase its public float in order to comply with Nasdaq listing standards. In addition, our small public float could have limited the ability of large, institutional investors to invest in our equity, limit our ability to raise additional capital through sales of our Common Stock and limit the attractiveness of our equity to potential strategic partners. For these reasons or other unforeseen developments, the Company could have determined that it was in the best interests of the Company and its stockholders to release some of its existing stockholders from their applicable lock-up obligations.

Amended and Restated Warrant Agreement

Concurrently with the Closing, we and Continental Stock Transfer & Trust Co. entered into an amended and restated warrant agreement (the “Amended and Restated Warrant Agreement”), pursuant to which (i) all references to ITHAX warrants will be revised to become references to warrants of our Company; and (ii) the outstanding warrants will be adjusted pursuant to the terms of the existing warrant agreement, such that the warrants will be exercisable for our Common Stock, in lieu of the Class A ordinary shares previously issuable and receivable upon the exercise of rights under the existing warrant agreement.

Earn-Out Agreement

Pursuant to the Business Combination Agreement, ITHAX entered into that certain earn-out agreement (the “Earn-Out Agreement”) with certain signatories thereto (the “Members”), pursuant to which ITHAX agreed, among other things that in connection with and upon the time at which the Merger Sub I merged with and into Mondee, with Mondee being the surviving entity in the merger (the “First Merger”), we would issue to the Members up to 9,000,000 shares of our Common Stock (the “Earn-Out Shares”), with the Earn-Out Shares vesting over the four-year period following Closing based on the achievement of certain milestones related to the trading price of our Common Stock set forth in the Earn-Out Agreement. Upon the closing of the Business Combination, Prasad Gundumogula, who is our Chief Executive Officer, received 6,000,000 of these Earn-Out Shares.

In connection with the employment agreements we entered into with each of Messrs. Fintiklis and Portillo, we issued 900,000 Earn-Out Shares to Mr. Fintiklis and allocated and reserved for issuance 180,000 Earn-Out Shares to Mr. Portillo. In connection with the Consulting Agreement (as defined below) we entered into with Dimitrios Athanasopoulos, we allocated and reserved for issuance 200,000 Earn-Out Shares to Mr. Athanasopoulos. Each of Messrs. Fintiklis, Portillo, and Athanasopoulos signed joinder agreements to the Earn-Out Agreement. As of the date of this proxy statement, there are 1,220,000 Earn-Out Shares remaining, which are unallocated, but reserved for issuance to parties that may be designated by the Chief Executive Officer in accordance with the terms of the Earn-Out Agreement.

Stockholder Support Agreement

Pursuant to the Business Combination Agreement, Mondee and the Mondee Stockholder entered into a support agreement (the “Stockholder Support Agreement”) with ITHAX, pursuant to which the Mondee Stockholder agreed, among other things, to vote to adopt and approve the Business Combination Agreement and all other documents and transactions contemplated thereby. The Stockholder Support Agreement would have terminated upon the termination of the Business Combination Agreement if the Closing had not occurred.

Sponsor Support Agreement

In connection with the execution of the Business Combination Agreement, ITHAX entered into the Sponsor Support Agreement with the Sponsor and Mondee, pursuant to which the Sponsor agreed to, among other things, vote all of its 6,472,500 ordinary shares in favor of the approval of the Transactions and to waive any redemption rights with respect to any ordinary shares held by it. The Sponsor did not receive separate consideration for its waiver of redemption rights in the Sponsor Support Agreement. In addition, the Sponsor agreed that 603,750 Class B ordinary shares issued in connection with ITHAX’s initial public offering (which were converted to 603,750 shares of Class B Common Stock in connection with the transfer by way of continuation and deregistration of ITHAX from the Cayman Island and the continuation and domestication of ITHAX as a corporation incorporated in the State of Delaware, which was effectuated on July 18, 2022) would be forfeited if the minimum cash condition contemplated by the Business Combination Agreement was not satisfied as of the Closing. Since the minimum cash condition was waived and not satisfied, the Sponsor forfeited 603,750 shares of Class B Common Stock at Closing in accordance with the terms of the Sponsor Support Agreement.

Certain Relationships and Related Person Transactions Prior to the Business Combination - Mondee

Unless the context otherwise requires, any reference in this section of this Proxy Statement to “Mondee,” “we,” “us” or “our” refers to Mondee Holdings II, Inc., a Delaware corporation, and its consolidated subsidiaries prior to the consummation of the Business Combination.

Metaminds Services Agreement

Metaminds Technologies Pvt. Ltd.(“Metaminds Technologies”) and Metaminds Software Solutions Ltd (“Metaminds Software”), corporations limited by shares organized under the laws of India, and Metaminds Global Solutions Inc. (“Metaminds Global”, collectively “Metaminds”) provided certain consulting services to Mondee and its subsidiaries in the areas of software development, fulfillment and other support, pursuant to that certain Amended and Restated Services Agreement dated September 26, 2011 and made effective as of April 16, 2010. During the years ended December 31, 2021 and 2020, transactions with Metaminds amounted to $2,640,000 and $4,031,000, respectively. Gundumogula and Gundumogula’s wife, Madhuri Pasam (“Pasam”) own Metaminds. Prior to acquisition of certain assets and liabilities of Metaminds Technologies, Mondee hired all employees of Metaminds Technologies and Metaminds Software in April 2022. There were no services rendered by Metaminds Technologies and Metaminds Software for offshore IT, offshore software development, or sales support for the period subsequent to the hiring of all employees up to December 31, 2022.

On July 18, 2022, the Company entered into an Asset Purchase Agreement (the “Metaminds Agreement”) with Metaminds Technologies, Gundumogula and Pasam, and Mondee Group, LLC (“Mondee Group”) where the Company acquired the assets and liabilities of Metaminds Technologies for a purchase consideration of $2,000,000. Mondee Group is a separate entity that is owned by both Gundumogula and Pasam.

Gundumogula is the Chief Executive Officer of Mondee and a material stockholder. Gundumogula serves on the Board of Directors of Mondee, Inc. and certain of its subsidiaries.

Services Provided by Fly.com and FlyEx, Inc.

Gundumogula owns Fly Holding LLC and FlyEx, Inc., and each of these companies provide free services to our Company and certain of our affiliates and subsidiaries pursuant to revocable, unwritten arrangements. Fly Holding LLC runs Fly.com, a metasearch engine that routes web traffic and phone calls to us. Fly.com also provides us with certain pricing information. FlyEx, Inc. has developed an application based on the sharing economy model, which supports TripPro, the gig economy service on our platform.

Mondee Group Note

Mondee Group LLC (“Mondee Group”) is a Delaware limited liability company owned by Gundumogula. Mondee Stockholder extended a loan to Mondee Group in the original principal amount of $19,282,363.27 pursuant to that certain Secured Non-Recourse Promissory Note, dated as of March 25, 2016 (the “Mondee Group Note”). The Mondee Group Note was subsequently transferred to Mondee, Inc. In connection therewith, the parties entered into a Pledge and Security Agreement dated as March 25, 2016, pursuant to which, among other things, Mondee Group pledged 14,708 Class A Units to (the “Mondee Group Class A Units”), and granted a security interest in all of Mondee Group’s rights, title and interest in and to, the Mondee Group Class A Units and any proceeds therefrom. On consummation of the Business Combination, the Mondee Group Note was in accordance with its terms, as the same may be amended.

On May 18, 2022, the parties entered into a First Amendment to Secured Non-Recourse Promissory Note (the “First Amendment”) with respect to the Mondee Group Note. Pursuant to the First Amendment, the principal and interest on the Mondee Group Note may be repaid, at the sole discretion and election of Mondee Group, in cash, units of the Mondee Stockholder (or our Common Stock received in redemption of, as a distribution on or in exchange for the units of the Mondee Stockholder in connection with the closing of the Business Combination) or a combination of both. As set forth above, the Mondee Group Note was repayable at the closing of the Business Combination. Should Mondee Group exercise its option to repay the Mondee Group Note solely in our Common Stock the maximum aggregate amount of our Common Stock that may be transferred thereby in satisfaction of the outstanding principal and interest thereunder, would not exceed 2.5% of the issued and outstanding shares of our Common Stock.

On the Closing Date, the related party loan receivable was settled upon the consummation of the Business Combination by receipt of the right to receive our Common Stock and through the acquisition of certain assets and liabilities of Metaminds Technologies. The total amount settled, including interest incurred, was $22,335,782. The purchase price paid for the acquisition of certain assets and liabilities of Metaminds Technologies was $2,000,000 and the outstanding remaining balance of the loan receivable was reduced to $20.3 million (the “Remaining Balance”).

In connection with the Business Combination, the Mondee Stockholder received our Common Stock, which was distributed to Mondee Group on March 10, 2023, pursuant to the Pro Rata Distribution. Mondee Group assigned the right to receive 2,033,578 shares of our Common Stock to Mondee, Inc., in settlement of the Remaining Balance. The shares of our Common Stock were valued at $10.00 each, which resulted in 2,033,578 shares being issued to Gundumogula by our Company. The Remaining Balance was reflected as treasury stock since the settlement of the Remaining Balance was a result of Gundumogula transferring our Common Stock to us.

UATP Servicing Agreement

Pursuant to a UATP Servicing Agreement dated May 11, 2021, Mondee sold certain airline tickets using prepaid UATP credit cards arranged by Mondee Group, in exchange for a service fee equal to 10% of the revenue derived from the sale of such airline tickets. Mondee Group led the fund raising and arranged the funds that were used to purchase prepaid UATP credit cards at a discount from their face value from a certain airline.

ExploreTrip Loan Agreement

Pursuant to that certain Loan Agreement, dated October 16, 2012 (the “ExploreTrip Loan Agreement”), Gundumogula extended a loan to ExploreTrip, Inc., a Delaware corporation (“ExploreTrip”), a wholly owned subsidiary of Mondee. At the time the ExploreTrip Loan Agreement was executed, the loan amount was equal to $189,000. Gundumogula may demand repayment of this loan at any time. Prasad Gundumogula is the Chief Executive Officer of Mondee as well as a material stockholder.

Unit Issuance Agreement

As further described below, the Mondee Stockholder issued 3,000,000 Class G Units of Mondee Stockholder to TCW Asset Management Company LLC (“TCW”) and the lenders party to the TCW Agreement (defined below) from time to time (“Lenders”), in accordance with each Lender’s pro rata portion for each LOI Unit Issuance Date (of which there are four), pursuant to the Unit Issuance Agreement (the “Original Unit Issuance Agreement”) dated as of December 31, 2021. Lenders include: West Virginia Direct Lending LLC; TCW Skyline Lending LP; NJ/ TCW Direct Lending LLC; TCW Brazos Fund LLC; TCW Direct Lending Structured Solutions 2019 LLC; US Specialty Insurance Company; Safety National Casualty Corp; Reliance Standard Life Insurance Company; and North Haven Credit Partners. The Original Unit Issuance Agreement was amended, effective as of December 31, 2021, to amend the definition of “Transaction Units,” and revise the frequency of “Transaction Trigger Dates.” On July 8, 2022, Mondee Stockholder and the Lenders entered into an Amended and Restated Unit Issuance Agreement, which extended the trigger date to issue 3,600,000 of Class G units related to the consummation of the transaction to July 31, 2022. Pursuant to the amendment, in the event Mondee completed the consummation of the business combination by or before July 31, 2022, the Mondee Stockholder was subject to issue up to 3,000,000 in Class G units that was dependent on the aggregate amount of the loan after giving effect to the business combination. On July 17, 2022, based on the prepayment of $41,200,000 aggregate amount of the loans, the Mondee Stockholder issued 3,000,000 Class G units to the Lenders. On October 24, 2022, our Company entered into an eighth amendment to the to the financing agreement, dated December 23, 2019, by and between TCW and the lenders party to the agreement from time to time (“TCW Agreement”), which, among other things, permitted our Company to make the cash payments necessary to consummate the repurchase of our outstanding public warrants announced on September 16, 2022, so long as prior to the later of January 20, 2023 and one business day after the consummation of the sale and issuance of 25,000 additional shares of Series A Preferred Stock, we repurchased from the Lenders, on a pro rata basis, not less than 50,000 shares of our Common Stock at a price per share of $10.00 (or if the Mondee Stockholder had not yet distributed to the Lenders the shares of our Common Stock, then the Mondee Stockholder would repurchases from the Lenders, on a pro rata basis, not less than 153,846.16 of the Class G units issued on July 18, 2022 at price per unit of $3.25).

Certain Relationships and Related Person Transactions After the Business Combination

Indemnification Agreements

On July 18, 2022, in connection with the Closing, the Company entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements, among other things, require the Company to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of its directors or executive officers or any other company or enterprise to which the person provides services at its request.

Board Services Agreements

On July 18, 2022, in connection with the Closing, the Company entered into Board Services Agreements (“Board Services Agreements”) with each of its directors. These Board Services Agreements, among other things, require the Company to pay certain consideration for the services and to indemnify its directors to the extent provided in the Company’s organizational documents.

RSU Agreements

On July 18, 2022, in connection with the Closing, the Company entered into RSU Agreements (“RSU Agreements”) with each of its directors and executive officers. Pursuant to the RSU Agreements, the directors were given a one-time grant of 5,000 RSUs (“RSUs”) and an annual grant of 5,000 RSUs for every year of their terms as director (the “Annual RSUs”). Although the corresponding number of Annual RSUs were granted at the same time, they vest according to the applicable vesting schedule, which correspond to the class in which each director serves. All recipients will receive vested shares on the six-month anniversary of the vesting date. Additionally, all recipients are subject to a blackout period clause.

Employment Agreement with Venkat Pasupuleti

In January 2017, Mondee entered into an employment agreement with Venkat Pasupuleti, its Chief Technology Officer. In May 2022, Mr. Pasupuleti entered into an employment agreement with Mondee, effective at the Closing. Under the terms of the new employment agreement, Mr. Pasupuleti serves as our Chief Technology Officer with a base salary of $200,000 per year paid in cash in equal installments. Mr. Pasupuleti is eligible to receive a discretionary bonus compensation with a target amount of up to 50% of his base salary for each complete calendar year that he is employed by us, commencing in 2022. The form of consideration may be in cash or equity and change at the discretion of the Board (or a committee thereof).

If Mr. Pasupuleti’s employment is terminated by the Company without Cause (as defined in the employment agreement) or is terminated by Mr. Pasupuleti for Good Reason (as defined in the employment agreement), the Company is obligated to make severance payments to Mr. Pasupuleti in an aggregate amount equal to 12-months’ worth of (i) Mr. Pasupuleti Base Salary (as defined in the employment agreement) for the year in which such termination occurs and (ii) health insurance premium reimbursements in the event Mr. Pasupuleti elects to continue coverage for himself and his dependents under the Company’s group health plans pursuant to COBRA.

Consulting Agreement with Dimitrios Athanasopoulos

On September 12, 2022, the Company entered into a consulting services agreement with Dimitrios Athanasopoulos, the former Chief Financial Officer of ITHAX (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Dimitrios Athanasopoulos agreed to provide various financial and non-financial services including, among others, introductions with public debt and public markets equity investors and facilitation of communications with financial service providers. As consideration for services performed under the Consulting Agreement, the Company agreed to issue 200,000 Earn-Out Shares to Mr. Athanasopoulos on the granting schedule provided in the Consulting Agreement, subject to the terms and conditions provided in the Earn-Out Agreement.

Preferred Financing Transaction

On September 29, 2022, we completed a private placement of our Series A Preferred Stock and warrants to purchase shares of our Common Stock (collectively, the “Preferred Financing Transaction”), pursuant to the terms of those certain Subscription Agreements, dated September 29, 2022 (the “Preferred Subscription Agreements”), by and between the Company and certain investors (each individually, a “Subscriber,” and collectively, the “Subscribers”) thereto, that certain Registration Rights Agreement, dated September 29, 2022 (the “Preferred Registration Rights Agreement”), by and between the Company and the Subscribers, and that certain Warrant Agreement, dated September 29, 2022 (the “Preferred Warrant Agreement”) by and between the Company and Continental Stock Transfer & Trust Co.

In accordance with the terms and conditions of the Subscription Agreement, the Company sold to the Subscribers 85,000 shares of Preferred Stock at a purchase price of $1,000 per share (the “Stated Value”), together with warrants to purchase 1,275,000 shares of Common Stock (the “Warrant Shares”).

In connection with the Financing Transaction, the Company received gross proceeds of $85 million, before deducting transaction expenses. AXIA Capital served as sole placement agent for the Financing Transaction and received a fee equal to $1 million plus reimbursement of fees and reimbursement of expenses not to exceed $25,000. AXIA Capital is a wholly-owned subsidiary of AXIA Ventures. Dimitrios Athanasopoulos, ITHAX’s former chief financial officer, is the founding partner, group managing director and member of the executive committee of AXIA Ventures.

The Subscription Agreement contains representations and warranties by the Company and the Subscribers and covenants of the Company and the Subscribers (including indemnification from the Company in the event of breaches of its representations and warranties) and other rights, obligations and restrictions, which the Company believes are customary for transactions of this type.

Payment to Asi Ginio in Connection with Orinter Purchase Agreement

On January 31, 2023, the Company and its wholly-owned subsidiary, Mondee Brazil LLC, a Delaware limited liability company (together with the Company, “Buyer”), entered into that certain Share Purchase and Sale Agreement, dated January 31, 2023 (the “Purchase Agreement”), with OTT Holding LTDA, a Brazilian limited liability company (the “Seller”), and Orinter Tour & Travel, S.A., a Brazilian corporation (the “Orinter”), along with other parties thereto (the “Intervening Parties”), as described in the Purchase Agreement. Pursuant to the Purchase Agreement, the Seller sold to Buyer, and Buyer purchased from Seller, all of the issued and outstanding shares of the Orinter, in exchange for total consideration of $37,728,105.00 (the “Consideration”) (such transactions contemplated by the Purchase Agreement, the “Orinter Acquisition”). The Consideration was comprised of: (i) a cash component equal to $20,464,052.00, $18,928,104.00 of which was paid to Seller on the Closing Date and $1,535,948.00 of which was deposited into an escrow account on the Closing Date; and (ii) a stock component equal to $17,264,053.00, in the form of 1,726,405 shares of our Common Stock (the “Escrow Shares”). In accordance with the Purchase Agreement, the Escrow Shares were deposited into an escrow account within 60 days of the Closing Date, with the parties agreeing that the Escrow Shares will be released from escrow as follows: (a) 903,202 of the Shares shall be released from escrow 12 months from the Closing Date and (b) 823,203 of the Escrow Shares shall be released from escrow 24 months from the Closing Date, upon the terms and subject to the conditions of the Purchase Agreement.

In connection with the Orinter Acquisition, the Seller has agreed that upon the release of the 903,202 Escrow Shares from escrow 12 months after the Closing Date, the Seller will transfer 80,000 of those Escrow Shares to Asi Ginio, in connection with general advisory services Mr. Ginio provided to Seller.

Employment Agreement with Jesus Portillo

On April 18, 2023, the Company and Jesus Portillo entered into an employment agreement, pursuant to which Jesus Portillo became the Company’s Chief Financial Officer (“CFO”), effective as of April 20, 2023. Mr. Portillo’s employment commenced on April 20, 2023 and continues for five years unless terminated in accordance with the terms of his employment agreement. His employment agreement provides that Mr. Portillo receives: (i) an annualized base salary of $350,000, (ii) 180,000 shares of our Common Stock pursuant and subject to the Earn-Out Agreement; (iii) 250,000 RSUs granted pursuant to the 2022 Plan, subject to the Company’s form of RSU Agreement; and (iv) a discretionary bonus in the sole discretion of the Company.

Employment Offer Letter with Meredith Waters

On March 21, 2023, the Company extended Meredith Waters an offer of employment, pursuant to which Meredith Waters would become the Company’s General Counsel effective April 24, 2023. Under the terms of her employment offer letter, Ms. Waters receives: (i) an annualized base salary of $250,000, (ii) an annual grant of $300,000 in RSUs granted pursuant to the 2022 Plan, subject to the Company’s form of RSU Agreement, with the annual grant for 2023 being prorated; (iii) an initial grant of $45,000 in RSUs granted pursuant to the 2022 Plan, subject to the Company’s form of RSU Agreement; and (iv) an annual performance bonus up to 30% Ms. Waters’ base salary, as determined by the Board.

Related Party Transactions Policy

Our Board adopted a written related party transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of related party transactions. For purposes of our policy, a related party transaction is any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which the Company is or will be a participant, the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, and any related party has or will have a direct or indirect material interest.

Under the policy, a related party is any person who is or was (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement, even if such person does not presently serve in that role) an executive officer, director, or nominee for director of the Company, any stockholder that beneficially owns more than 5% of any class of the Company’s voting securities, an immediate family member of any such person, or any firm, corporation or other entity in which any of the such persons is employed or is a general partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Each employee, officer, and director must report to the Chief Financial Officer any activity that would cause or appear to cause a conflict of interest on his or her part.

In considering related party transactions, our audit committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:
•whether the transaction was undertaken in the ordinary course of business of the Company;
•whether the related party transaction was initiated by the Company or the related party;
•the availability of other sources of comparable products or services; and
•approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party.
Our audit committee shall approve only those related party transactions that, in light of known circumstances, are in the best interests of the Company and its stockholders, as our audit committee determines in the good faith exercise of its discretion.

STOCKHOLDER PROPOSALS
Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our Bylaws. Pursuant to Rule 14a-8 under the Exchange Act and our Bylaws, stockholder proposals that are intended to be presented at our 2024 annual meeting of stockholders and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us no later than April 1, 2024. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. Under our Bylaws, the deadline for submitting a stockholder proposal outside of Rule 14a-8 or a nomination for director that you intend to present at our 2024 annual meeting of stockholders is not later than the close of business on the 90th day (April 1, 2024), nor earlier than the 120th day (February 29, 2024) prior to the anniversary date of the immediately preceding annual meeting.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 29, 2024.
Stockholder proposals must be in writing and should be addressed to our Secretary, at our principal executive offices at 10800 Pecan Park Blvd, Suite 315, Austin, Texas 78750. It is recommended that stockholders submitting proposals direct them to our Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.
OTHER MATTERS
We do not know of any business, other than as described in this Proxy Statement that should be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.
To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents you from attending and voting at the Annual Meeting.
AVAILABLE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxies and information statements that we have filed electronically with the SEC at http://www.sec.gov. The information contained on our website, other than this Proxy Statement, is not considered proxy solicitation material and is not incorporated by reference herein.
A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2022 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WE FILED WITH THE SEC ON APRIL 10, 2023, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO MONDEE HOLDINGS, INC., ATTN: SECRETARY, 10800 PECAN PARK BLVD, SUITE 315, AUSTIN, TEXAS 78750. THE SHARE OWNERSHIP OF THE STOCKHOLDER SUBMITTING THE STOCKHOLDER PROPOSAL MAY BE OBTAINED BY USING THE CONTACT INFORMATION ABOVE.

22238 Mondee Holdings Proxy Card Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

MONDEE HOLDINGS, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Central Time, on June 27, 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend: **https://cstproxy.com/mondee/2023**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

Please mark your votes like this **X**

1. Election of Directors

Nominees:
(1) Asi Ginio
(2) Noor Sweid

FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

FOR	AGAINST	ABSTAIN
☐	☐	☐

CONTROL NUMBER

Signature________________________ **Signature, if held jointly**________________________ **Date**____________**, 2023**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

22238 Mondee Holdings Proxy Card Back

To view the 2023 Proxy Statement, 2023 Annual Report and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/mondee/2023

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MONDEE HOLDINGS, INC.

The undersigned hereby appoints Prasad Gundumogula, Jesus Portillo and Meredith Waters, (each a "**Proxy**" and collectively, the "**Proxies**"), each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Class A Common Stock of the Company (as defined below) held of record by the undersigned at the close of business on May 8, 2023 at the Annual Meeting of Stockholders of Mondee Holdings, Inc. (the "**Company**") to be held on June 28, 2023, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)